EXHIBIT 4.3
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                           MARKET HUB PARTNERS, L.P.
                   10.09% SENIOR NOTES DUE DECEMBER 31, 2001
                                PPN: 57057# AA 6

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                            NOTE PURCHASE AGREEMENT
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                           Dated as of April 11, 1997

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                               TABLE OF CONTENTS

PARAGRAPH                                                          PAGE
-------------------------------------                              ----
1.  AUTHORIZATION; RANKING; GUARANTY............................     1
     1.1  Authorization of Issue of the Notes...................     1
     1.2  Ranking...............................................     1
     1.3  Guaranty..............................................     1
2.  PURCHASE AND SALE OF THE NOTES..............................     1
3.  CLOSING.....................................................     1
4.  CONDITIONS OF CLOSING.......................................     1
     4.1  Representation and Warranties.........................     1
     4.2  Performance; No Default...............................     2
     4.3  Compliance Certificates...............................     2
     4.4  Opinion of Company Counsel............................     2
     4.5  Opinion of Purchasers' Special Counsel................     2
     4.6  Purchase Permitted by Applicable Laws.................     2
     4.7  Sale of all Notes.....................................     2
     4.8  Payment of Special Counsel Fees.......................     2
     4.9  Private Placement Number..............................     2
     4.10  Changes in Organizational Structure..................     2
     4.11  Documents and Proceedings............................     3
     4.12  Guaranty.............................................     3
     4.13  Issuance of Subordinated Notes.......................     3
     4.14  Appointment of Agent for Service of Process..........     3
5.  REPRESENTATIONS AND WARRANTIES..............................     3
     5.1  Organization, Power and Authority.....................     3
     5.2  Authorization, Etc. ..................................     3
     5.3  Disclosure............................................     3
     5.4  Organization and Ownership of Subsidiaries;
          Affiliates............................................     4
     5.5  Financial Statements; Projections.....................     4
     5.6  Conflicting Agreements and Other Matters..............     4
     5.7  Governmental Authorizations, Etc. ....................     4
     5.8  Litigation; Observance of Agreements, Statutes and
          Orders................................................     5
     5.9  Tax Returns and Payments..............................     5
     5.10 Title to Properties...................................     5
     5.11 ERISA.................................................     5
     5.12 Offering of Notes.....................................     6
     5.13 Regulation G, Etc. ...................................     6
     5.14 Existing Indebtedness; Future Liens...................     6
     5.15 Status Under Certain Federal Statutes; Foreign
          Asset Control.........................................     7
     5.16 Compliance with Laws, Etc.............................     7
     5.17 Environmental Matters.................................     7
     5.18 Financial Condition...................................     7
6.  REPRESENTATIONS OF THE PURCHASERS...........................     8
7.  INFORMATION AS TO THE COMPANY...............................     9
     7.1  Financial and Other Reporting by the Company..........     9
     7.2  Information Required by Rule 144A.....................    10
     7.3  Inspection of Property................................    10
8.  PREPAYMENT, REPAYMENT AND REDEMPTION........................    11
     8.1  Scheduled Repayment of Notes..........................    11
     8.2  Optional Prepayment of Notes with Make-Whole Amount...    11
     8.3  Payments Pro Rata; Application of Payments............    11
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PARAGRAPH                                                          PAGE
---------                                                          ----
     8.4  Maturity; Surrender, Etc..............................    11
     8.5  Purchase, Redemption and Retirement of Notes..........    11
     8.6  Make-Whole Amount.....................................    12
 9. AFFIRMATIVE COVENANTS.......................................    13
     9.1  Compliance with Laws, Etc.............................    13
     9.2  Insurance.............................................    13
     9.3  Maintenance of Properties and Leases..................    13
     9.4  Corporate Existence, Etc..............................    14
     9.5  Payment of Taxes and Claims...........................    14
     9.6  Scope of Business.....................................    14
     9.7  Use of Proceeds.......................................    14
     9.8  Environmental Compliance..............................    14
     9.9  Maintenance of Books and Records......................    14
10. NEGATIVE COVENANTS..........................................    15
     10.1 Financial Covenants...................................    15
     10.2 Restricted Payments and Restricted Investments........    15
     10.3 Liens.................................................    16
     10.4 Sale of Stock, Equity Interest........................    17
     10.5 Merger and Sale of Assets.............................    17
     10.6 Company Guaranties....................................    18
     10.7 Transactions with Affiliates..........................    18
     10.8 Compliance with ERISA.................................    18
11. EVENTS OF DEFAULT...........................................    19
12. REMEDIES ON DEFAULT, ETC....................................    21
     12.1 Acceleration..........................................    21
     12.2 Other Remedies........................................    21
     12.3 Rescission of Acceleration............................    21
     12.4 Notice of Acceleration or Rescission..................    21
     12.5 No Waivers or Election of Remedies....................    21
13. REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES...    22
14. PAYMENTS ON NOTES...........................................    22
     14.1 Place of Payment......................................    22
     14.2 Home Office Payment...................................    23
15. EXPENSES....................................................    23
16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
    AGREEMENT...................................................    23
17. AMENDMENT AND WAIVER........................................    24
     17.1 Requirements..........................................    24
     17.2 Solicitation of Holders of Notes......................    24
     17.3 Binding Effect, Etc...................................    24
18. NOTICES.....................................................    24
19. REPRODUCTION OF DOCUMENTS...................................    25
20. CONFIDENTIAL INFORMATION....................................    25
21. SUBSTITUTION OF PURCHASER...................................    26
22. MISCELLANEOUS...............................................    26
     22.1 Successors and Assigns................................    26
     22.2 Payments Due on Non-Business Days.....................    26
     22.3 Severability .........................................    26
     22.4 Construction .........................................    26
     22.5 Counterparts..........................................    26

                                       ii
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PARAGRAPH                                                          PAGE
---------                                                          ----
     22.6 Descriptive Headings..................................    26
     22.7 Governing Law.........................................    26
     22.8 Consent to Jurisdiction and Service and Waiver
          of Trial by Jury......................................    27
     22.9 Termination...........................................    27
     22.10 Compliance by Subsidiaries...........................    27
SIGNATURE PAGE..................................................    28

SCHEDULES AND EXHIBITS

EXHIBIT A         -   Form of Note

EXHIBIT B         -   Coverage of Opinions of Counsel to the Company

EXHIBIT C         -   Form of Guaranty

EXHIBIT D         -   Form of Subordinated Note

SCHEDULE A        -   Purchasers

SCHEDULE B        -   Definitions

SCHEDULE 3        -   Wiring Instructions

SCHEDULE 5.3      -   Disclosure Matters

SCHEDULE 5.4      -   Subsidiaries, Affiliates etc.

SCHEDULE 5.5      -   Financial Statements

SCHEDULE 5.8      -   Litigation, Etc.

SCHEDULE 5.10     -   Title to Properties, Etc.

SCHEDULE 5.14     -   Existing Debt

SCHEDULE 5.17     -   Environmental Matters

SCHEDULE 9.2      -   Insurance

SCHEDULE 9.7      -   Use of Proceeds

SCHEDULE 10.2     -   Existing Investments

SCHEDULE 10.3     -   Existing Liens

SCHEDULE 10.7     -   Transactions with Affiliates

                                      iii
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                           MARKET HUB PARTNERS, L.P.
                            2 RIVERBEND AT LANSDOWNE
                       44084 RIVERSIDE PARKWAY, SUITE 340
                               LEESBURG, VA 22075

                                                                  April 11, 1997

To:  The Purchasers Listed
     on Schedule A

Gentlemen:

     The undersigned, Market Hub Partners, L.P., a Delaware limited partnership, (together with any surviving or acquiring entity in any merger or consolidation with the Company permitted by PARAGRAPH 10.5, the "Company") agrees with you as follows:

1.  AUTHORIZATION; RANKING; GUARANTY.

     1.1 AUTHORIZATION OF ISSUE OF THE NOTES. The Company will authorize the issue and sale of $35,000,000 in aggregate principal amount of its 10.09% Senior Notes due December 31, 2001, to be in the form of EXHIBIT A (together with all notes issued in substitution, replacement or exchange therefor in accordance with the terms of this Agreement, the "NOTES"). Certain capitalized terms used in this Agreement are defined in SCHEDULE B and PARAGRAPH 8.6; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a SCHEDULE or an Exhibit attached to this Agreement.

     1.2 RANKING. The Notes shall rank PARI PASSU with each, will constitute the direct senior obligations of the Company and will rank not less than PARI PASSU in priority of payment with all other outstanding Debt of the Company, present or future.

     1.3 GUARANTY. The Notes will be guaranteed by Market Hub Partners, Inc., a Delaware corporation (the "GUARANTOR"), as provided in PARAGRAPH 4.12.

2.  PURCHASE AND SALE OF THE NOTES.

     Subject to the terms and conditions of this Agreement, the Company shall sell to each of you (individually a "Purchaser" and collectively, the "PURCHASERS"), AND EACH PURCHASER SHALL PURCHASE FROM THE COMPANY, NOTES OF PRINCIPAL AMOUNT SPECIFIED BELOW SUCH PURCHASER'S NAME SCHEDULE A, at a price equal to 100% of such principal amount, registered in such Purchaser's name or that of the Purchasers' nominee or nominees as specified in SCHEDULE A. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

3.  CLOSING.

     The purchase and sale of the Notes shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at a closing (the "CLOSING") to be held on April 11, 1997 or on such other Business Day as the Purchasers and the Company may agree (the "CLOSING DATE"). At the Closing, the Company will deliver to each Purchaser, the Notes to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds to the Company in accordance with the wiring instructions set for on SCHEDULE 3. If at the Closing, the Company fails to tender any Notes to any Purchaser as provided in this PARAGRAPH 3, or if any of the conditions specified in PARAGRAPH 4 shall not have been fulfilled to a Purchaser's satisfaction or waived by such Purchaser, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fullment.

4.  CONDITIONS OF CLOSING.

     Each Purchaser's obligation to purchase and pay for its Notes is subject to the fulfillment to its satisfaction or its written waiver, at or before the Closing, of the following conditions:

     4.1 REPRESENTATION AND WARRANTIES. The representations and warranties of the Company in this Agreement, the other Transaction Documents and any certificates delivered at Closing to the Purchasers in connection therewith shall be correct when made and at the time of the Closing.
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     4.2 PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 9.7) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered any transaction since the date of the most recent of the Financial Statements that would have been prohibited by PARAGRAPHS 10.1, 10.2 OR 10.7 hereof had this Agreement been in effect since such date.

4.3  COMPLIANCE CERTIFICATES.

     (a) The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in PARAGRAPHS 4.1, 4.2, 4.10 and 4.13 have been fulfilled.

     (b) Each of the Company and the Guarantor shall have delivered to the Purchasers a certificate from its Secretary certifying as to its organizational documentation and the resolutions and other proceedings relating to the authorization, execution and delivery of the Transaction Documents to which each is a party.

     4.4 OPINION OF COMPANY COUNSEL. The Purchasers shall have received an opinion, in form and substance satisfactory to them, dated the Closing Date and addressed to them, from (i) Baker & Botts, L.L.P., counsel to the Company, covering the matters set forth in EXHIBIT B (i) and such other matters as any Purchaser or Special Counsel may reasonably request, and (ii) M. Scott Jones, counsel to the Company covering the matters set forth in EXHIBIT B (ii) and such other matters as any Purchaser or Special Counsel may reasonably request. To the extent that any opinion referred to in this PARAGRAPH 4.4 is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to them, or a letter from such other counsel, dated the Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion.

     4.5 OPINION OF PURCHASERS' SPECIAL COUNSEL. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

     4.6 PURCHASE PERMITTED BY APPLICABLE LAWS. On the date of the Closing, each Purchaser's purchase of Notes shall be (i) permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by a Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as a Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

     4.7 SALE OF ALL NOTES. At the Closing, the Company shall have sold to each Purchaser, and each purchaser shall have purchased, the Notes to be purchased by it as set forth in SCHEDULE A.

     4.8 PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of PARAGRAPH 15, the Company shall have paid, at or before the Closing, the fees, charges and disbursements of Special Counsel (which may include a reasonable reserve for anticipated fees and expenses for closing the transactions contemplated hereby) to the extent reflected in a statement of Special Counsel rendered to the Company at least one Business Day prior to the Closing.

     4.9 PRIVATE PLACEMENT NUMBER. A Private Placement Number shall have been assigned to the Notes by Standard & Poor's CUSIP Service Bureau.

     4.10 CHANGES IN ORGANIZATIONAL STRUCTURE. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person at any time after the date of the most recent Financial Statements.

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     4.11 DOCUMENTS AND PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto shall be satisfactory to the Purchasers and Special Counsel, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     4.12 GUARANTY. The Guarantor shall have executed and delivered to each Purchaser a Guaranty in the form of Exhibit C (the "Guaranty") and such Guaranty shall be in full force and effect and the Purchasers shall have received such confirmation thereof (which may include an opinion of counsel) as they may reasonably request.

     4.13 ISSUANCE OF SUBORDINATED NOTES. The Company shall have repaid $12,000,000 in principal and interest owed to TPC Corporation and shall have issued to one or more of its limited partners $12,000,000 in aggregate principal amount of its Subordinated Notes in the form of Exhibit D (the "Subordinated Notes").

     4.14 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Purchasers shall have received written evidence satisfactory to them that CT Corporation has been appointed, and has accepted such appointment, by the Company as its agent for service of process in the State of New York and that CT Corporation has agreed to provide the Purchasers with not less than 30 days prior notice of any termination of such appointment.

5.  REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants that:

     5.1 ORGANIZATION, POWER AND AUTHORITY. Each Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified or in good standing, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect). Each Member has all requisite corporate or partnership, as applicable, power and authority to own, operate and lease the property it purports to own, operate or lease and to carry on its business as now being conducted. The Company has all requisite partnership power and authority to execute, deliver and perform each Transaction Document to which it is a party and to issue and sell the Notes.

     5.2 AUTHORIZATION, ETC. Each Transaction Document to which the Company is a party has been duly authorized by all necessary partnership action on the part of the Company and has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of the Company or its general partner and constitutes (or will constitute upon execution thereof by the Company) the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     5.3 DISCLOSURE. Except as disclosed in SCHEDULE 5.3, the Transaction Documents, the Memorandum, the Financial Statements and the other documents, certificates and statements furnished to the Purchasers by or on behalf of the Company, the Guarantor or any Subsidiary in connection herewith taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading. Except as disclosed in the Memorandum or as expressly described in
SCHEDULE 5.3, or in one of the documents, certificates or other writings identified therein, or in the Financial Statements, since December 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of any Member or the Consolidated Group taken as a whole except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Memorandum fairly describes in all material respects the general nature of the business and principal properties of the Consolidated Group as of the date thereof.

5.4  ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES; AFFILIATES.

     (a) SCHEDULE 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company or another Subsidiary have validly issued, are fully paid and nonassessable and are owned by the Company or such Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4). Except as set forth in SCHEDULE 5.4, no Subsidiary has any outstanding rights, options, warrants or other agreements which would require it to issue any additional shares of its capital stock or similar equity interest after the Closing.

     (c) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any other Subsidiary that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5  FINANCIAL STATEMENTS; PROJECTIONS.

     (a) The Company has delivered to the Purchasers the financial statements of the Consolidated Group listed on SCHEDULE 5.5, which collectively, with their related schedules and notes, are referred to in this Agreement as the "FINANCIAL STATEMENTS". The Financial Statements fairly present in all material respects the financial condition of the Consolidated Group as of the respective dates thereof and the results of its operations and cash flows for the respective periods specified thereby. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved except as set forth in the notes thereto.

     (b) The assumptions and limitations listed in the preparation of projected financial information contained in the Memorandum, as updated in writing to the Purchasers prior to the date hereof (the "PROJECTIONS"), were reasonable when made and continue to be reasonable. The Projections have a reasonable basis, were prepared by executive and financial officers of the Company in good faith and represent the good faith opinion of the Company as to the projected results of the operations of the Consolidated Group, subject to the assumptions and limitations set forth therein. No events or facts have occurred or have been discovered by the Company since the preparation of the Projections that would cause the Projections, taken as a whole, not to be reasonably atttainable. The Consolidated Group does not have, and will not have on the Closing Date, any material obligations (whether accrued, matured, contingent or otherwise) that are not reflected in the Projections or arise from the Transaction Documents.

     5.6 CONFLICTING AGREEMENTS AND OTHER MATTERS. The execution, delivery and performance of the Transaction Documents by the Company and the offering, issuance and sale of the Notes do not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Member under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or similar organizational documentation, or any other agreement or instrument to which any Member is a party or by which any Member or any of their respective properties are bound or affected, (iii) conflict with or result in a breech of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Member or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Member.

     5.7 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Company's offer, issuance and sale of the Notes.

     5.8  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

     (a) Except as disclosed in SCHEDULE 5.8, there are no actions, suits or proceedings pending and publicly filed or, to the knowledge of the Company, otherwise pending or threatened against, or affecting any Member or any property of any Member in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) No Member is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9 TAX RETURNS AND PAYMENTS. Each Member has filed all federal, state, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf, or with respect to its properties or assets, and all Taxes, assessments, and other governmental charges imposed upon any Member or any Member's properties, assets, income or franchises which are due and payable have been paid, other than those (i) the amount of which is not, individually or in the aggregate, Material or (ii) presently being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made. The charges, accruals and reserves on the books of the Consolidated Group in respect of Taxes for all fiscal periods are adequate and the Company knows of no unpaid assessment on any Member for additional Taxes for any period or any basis for any such assessment that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.10  TITLE TO PROPERTIES.

     (a) Each Member has good and sufficient title to all of its properties and assets reflected in the most recent audited balance sheet for the Consolidated Group included in the Financial Statements or purported to have been acquired by such Member after such date (other than properties and assets disposed of since such date in the ordinary course of business), in each case free of any Lien not permitted by PARAGRAPH 10.3.

     (b) Each Member enjoys peaceful and undisturbed possession under all leases which are Material and ail such leases are valid and subsisting and are in full force and effect in all material respects.

     (c) Except as set forth on SCHEDULE 5.10, each Member owns or has the right to use (under agreements or licenses which are in full force and effect) all Intellectual Property necessary for it to conduct its business as currently conducted, without any known conflict with the rights of others. No Member is infringing upon any Intellectual Property owned by any other Person and there is no violation by any Person of any right of any Member with respect to any Intellectual Property owned or used by any Member which is Material.

5.11  ERISA.

     (a) Each Member and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Member and no ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Member or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Member or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401 (a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under any of the Plans that is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

     (c) No Member and no ERISA Affiliate has incurred withdrawal liabilities (and no Member and no ERISA Affiliate is subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 490B of the Code) of the Consolidated Group is not Material.

     (e) The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Agreement will not involve a transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a Tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in PARAGRAPH 6(B) as to the source of the funds to be used to pay the purchase price of the Notes.

     5.12 OFFERING OF NOTES. Neither the Company nor anyone acting on its behalf has, directly or indirectly, offered the Notes or similar securities for sale to, or solicited any offers to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and two other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Closing Date, the Notes will not be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

     5.13 REGULATION G, ETC. None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR
Part 207) or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the assets of the Consolidated Group or of the Company and the Company has no present intention that margin stock will constitute more than 25% of the value of its or the Consolidated Group's assets. As used in this PARAGRAPH 5.13, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.14  EXISTING INDEBTEDNESS; FUTURE LIENS.

     (a) Schedule 5.14 sets forth a complete and correct list of all outstanding Debt of the Consolidated Group as of the Closing Date after the application of the proceeds of the Notes as set forth in PARAGRAPH 9.7 and a list of each instrument or agreement evidencing or otherwise governing the terms and conditions of such Debt. The Company has previously delivered to Special Counsel true, correct and complete copies of each instrument or agreement listed on
SCHEDULE 5.14. No Member is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt and no event or condition exists with respect to any such Debt that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) No Member has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by PARAGRAPH 10.3.

     (c) As of the Closing Date, after the application of the proceeds of the Notes as set forth in PARAGRAPH 9.7, the ratio of Consolidated Total Debt to Consolidated Total Capitalization will not exceed the ratio set forth therefor in PARAGRAPH 10.1.3 and Partners' Capital will be at least $45,000,000.

     5.15 STATUS UNDER CERTAIN FEDERAL STATUTES; FOREIGN ASSET CONTROL. No Member is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended. Neither the sale of the Notes hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.16 COMPLIANCE WITH LAWS, ETC. Each Member is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and has in effect all licenses, certificates, permits, franchises, filing and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent failure does not, and could not reasonably be expected, individually and in the aggregate, to have a Material Adverse Effect.

     5.17 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 5.17, there are no claims and no Member has received any notice of any claim, and no proceeding has been instituted raising any claim, against any Member or any of their respective real properties now or formerly owned, leased or operated by any Member or other assets, alleging any damage to the environment or violation of any Environment Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in SCHEDULE 5.17:

          (i) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any Member or relating to any Member's other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (ii) no Member has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any Member and has not disposed of any Hazardous Materials in violation of any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (iii) all buildings on all real properties now owned, leased or operated by any Member are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     5.18 FINANCIAL CONDITION. After giving effect to the transactions contemplated hereby, (i) the aggregate present fair saleable value of the assets of the Company will be greater than the amount that will be required to pay the probable liabilities of the Company on its debts, including contingent liabilities, as they become absolute and mature; (ii) the Company has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business as presently conducted; and (iii) the Company does not intend to incur, or believe it has incurred, debts beyond its ability to pay as they mature.

6.  REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents that:

          (a) It is purchasing its Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's property shall at all times be within its control. The Company acknowledges that a Purchaser's sale of all or a portion of its Notes to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

          (b) With respect to each source of funds to be used by it to pay the purchase price of its Notes (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

             (i) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the Purchaser.

             (ii) The Source is either (i) an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 21, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this CLAUSE (II), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

             (iii) The Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this CLAUSE (III); or

             (iv) The Source is a "governmental plan" as defined in Title I,
        Section 3(32) of ERISA; or

             (v) The Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified to the Company in writing pursuant to this CLAUSE (V); or

             (vi) The Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this PARAGRAPH 6, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.  INFORMATION AS TO THE COMPANY.

     So long as any of the Notes are outstanding:

     7.1 FINANCIAL AND OTHER REPORTING BY THE COMPANY. The Company will deliver to each Holder:

          (i) as soon as practicable, and in any event not more than 90 days after the end of each fiscal quarter (other than the fourth quarter), the unaudited combined, consolidated and combining, consolidating balance sheet of the Consolidated Group as at the end of such quarter and the related unaudited combined, consolidated and combining, consolidating statements of operations, cash flows and partners' capital of the Consolidated Group for such period and for the fiscal year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year, all in reasonable detail and in accordance with GAAP, and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP subject to changes resulting from normal year-end adjustments;

          (ii) as soon as practicable, and in any event not more than 105 days, after the end of each fiscal year of the Company, the combined, consolidated and combining, consolidating balance sheet of the Consolidated Group as of the end of such year and the related combined, consolidated and combining, consolidating statements of operations, cash flows and partners' capital of the Consolidated Group for such year, and setting forth in each case in comparative form, corresponding figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP and accompanied
     (A) by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly in all material respects the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion and (B) a certificate of the Approved Auditor stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that the Approved Auditor shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless the Approved Auditor should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

          (iii) together with each delivery of financial statements of the Consolidated Group pursuant to CLAUSES (I) and (ii) of this PARAGRAPH 7.1, a certificate of the chief financial officer of the Company (A) stating that the signer has reviewed the terms of the Transaction Documents and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the Consolidated Group during the fiscal period coveted by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that after reasonable investigation the signer has no knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto and (B) demonstrating (if applicable, with computations in reasonable detail) compliance by the Company with the provisions of PARAGRAPHS 10.1, 10.2 and 10.5;

          (iv) promptly and in any event within 5 days after (A) any Senior Officer becomes aware of the existence of any Default or Event of Default or (B) any Holder gives notice to the Company or takes any other action with respect to a claimed Default or Event of Default under this agreement, or (C) any Person gives any notice to any Member or takes any other action with respect to a claimed default or event or condition of the type referred to in CLAUSE (iii) of PARAGRAPH 11, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Holder of Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

          (v) promptly, and in any event within 5 days after any Senior Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

             (A) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

             (B) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Member or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

             (C) any event, transaction or condition that could result in the incurrence of any liability by any Member or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Member or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions if, such liability or Lien, taken together with any other such liabilities or Liens then existing, is reasonably expected to have a Material Adverse Effect;

          (vi) (A) promptly upon their becoming available, copies of (i) all financial statements, proxy statements, notices and reports as any Member shall send or make available to its security holders generally and (ii) all registration statements (with exhibits), prospectuses and all regular or periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by any Member to the public concerning material developments and (B) promptly after receipt thereof, copies of any reports, statements and notices any Member may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any capital stock exchange; and

          (vii) with reasonable promptness, such other information and data relating to the business, operations, affairs, financial condition, assets or properties of the Consolidated Group or any Member or relating to the ability of the Company or the Guarantor to perform their obligations under the Transaction Documents or relating to the ability of any Member to comply with the terms of the Transaction.

     7.2 INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of any Holder, provide to such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any Note.

     7.3 INSPECTION OF PROPERTY. The Company shall permit the representatives of any Holder that is an Institutional Investor:

          (i) if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Consolidated Group with the officers of the general partner of the Company and, with the consent of the Company, which consent will not be unreasonably withheld or delayed, the independent public accountants of the Company and, with the consent of the Company, which consent will not be unreasonably withheld or delayed, to visit the offices of each Member, all at such reasonable times and as often as may be reasonably requested in writing; and

          (ii) if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of any Member, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of each Member), all at such times and as often as may be requested.

8.  PREPAYMENT, REPAYMENT AND REDEMPTION.

     The Notes may be prepaid only under the circumstances set forth in PARAGRAPH 8.2 and shall be repaid in accordance with PARAGRAPH 8.1 and upon any acceleration of final maturity as provided in PARAGRAPH 12.1.

     8.1 SCHEDULED REPAYMENT OF NOTES. The Company shall on December 31, 2001 repay in full all unpaid principal of the Notes at 100% of the principal amount so repaid.

     8.2 OPTIONAL PREPAYMENT OF NOTES WITH MAKE-WHOLE AMOUNT. The Company may prepay the Notes in full at any time or in part from time to time (provided that any partial prepayment shall be of at least $1,000,000 in aggregate principal amount or a larger principal amount which is an integral multiple of $500,000), at 100% of the principal amount so prepaid, plus interest accrued thereon to the Settlement Date and the Make-Whole Amount. The Company shall give each Holder irrevocable written notice of any prepayment to be made pursuant to this PARAGRAPH 8.2 at least 30 days, and not more than 60 days, prior to the Settlement Date, (i) specifying the Settlement Date and the Called Principal of the Notes held by each such Holder (determined in accordance with PARAGRAPH 8.3), (ii) stating that such prepayment is to be made pursuant to this PARAGRAPH 8.2, (iii) stating the amount of interest to be paid on the Settlement Date with respect to such Called Principal and (iv) providing an estimate of the Make-Whole Amount payable on the Called Principal of such Holder's Notes (calculated as if the date of such notice were the date of prepayment) and setting forth the details of such computation. Not later than the close of business on the second Business Day prior to the Settlement Date, the Company shall deliver to the Holder of each Note, an Officer's Certificate setting forth in detail the calculations used in determining whether a Make-Whole Amount is payable on such prepayment and the amount of such Make-Whole Amount.

     8.3 PAYMENTS PRO RATA; APPLICATION OF PAYMENTS. Upon any partial prepayment of the Notes pursuant to PARAGRAPH 8.2 the principal amount so prepaid shall be allocated among the Holders in proportion to the respective outstanding principal amounts of the Notes held by them.

     8.4 MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant PARAGRAPH 8.2, the principal amount of each Note to be prepaid shall mature and become due and payable on the Settlement Date, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount so due and payable, together with the interest and Make-Whole Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or repaid principal amount of any Note.

     8.5 PURCHASE, REDEMPTION AND RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Affiliates to, prepay or otherwise retire any
Note in whole or in part, prior to its stated maturity (other than by prepayment pursuant to PARAGRAPH 8.2 or upon acceleration of final maturity pursuant to PARAGRAPH 12.1), or purchase or otherwise acquire, directly or indirectly, any Note unless the Company or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Notes held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 5 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 5 Business Days from its receipt of such notice to accept such offer. No Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

     8.6 MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of this PARAGRAPH 8 and determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to PARAGRAPH 8.2 or has become or is declared to be immediately due and payable pursuant to PARAGRAPH 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basic as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, one hundred basis points over the yield to maturity implied by
     (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Markets (or such other display as may replace Page USD on Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, of (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is in connection with a prepayment pursuant to PARAGRAPH 8.2 and is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to PARAGRAPH 8.2.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to PARAGRAPH 8.2 or has become or is declared to be immediately due and payable pursuant to paragraph 12.1, as the context requires.

     The Company acknowledges that the Make-Whole Amount due at any optional or required prepayment of Notes (including any prepayment required pursuant to any provision of PARAGRAPH 12.1) has been negotiated with the Purchasers to provide a bargained for rate of return on the Purchasers' investment in the Notes and is not a penalty.

9.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any Note is outstanding;

     9.1 COMPLIANCE WITH LAWS, ETC. Each Member will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that any non-compliance with such laws, ordinances or governmental rules or regulations or any failure to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations does not, and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     9.2 INSURANCE. Each Member will maintain, with financially sound and reputable insurers, rated at least A or A+ by A.M. Best, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as are reasonable and prudent in the circumstances and as are customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated. Insurance of the type, with the carriers and in substantially (but not less than) the amounts set forth in Schedule 9.2 shall be deemed to be in compliance with this paragraph 9.2.

     9.3 MAINTENANCE OF PROPERTIES AND LEASES. Each Member will (i) maintain all its properties in good repair and working order and condition (other than ordinary wear and tear) so that the business carried on in connection therewith may be properly conducted at all times and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed, PROVIDED that this PARAGRAPH 9.3 shall not prevent any Member from discontinuing the operation or maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties to the extent necessary to ensure that any such non-compliance with such leases or licenses could not reasonably be expected to have a Material Adverse Effect.

     9.4 CORPORATE EXISTENCE, ETC. Except as otherwise specifically permitted by this Agreement, each Member will at all times preserve and keep in full force and effect its separate legal existence and all its Material rights and franchises, and qualify and maintain its qualification to do business and good standing in any jurisdiction, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.5  PAYMENT OF TAXES AND CLAIMS.

     (a) Each Member will file all tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims

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(including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, PROVIDED, that no such Tax or claim need be paid if (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim could not reasonably be expected, if such contest were adversely determined, individually or in the aggregate, to have a Material Adverse Effect.

     (b) No Member will consent to or permit the filing of or be a party to any consolidated income tax return on its behalf with any Person (other than a consolidated return that includes solely the Consolidated Group).

     9.6 SCOPE OF BUSINESS. No Member will engage to a substantial extent in any business other than the business described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

     9.7 USE OF PROCEEDS. The Company will use the proceeds of the sale of the Notes only as designated on SCHEDULE 9.7 and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under PARAGRAPH 5.13.

     9.8 ENVIRONMENTAL COMPLIANCE. Each Member will (i) obtain and maintain all permits, licenses, and other authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to such Member and any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to such Member, except to the extent of any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) operate all property owned or leased by it such that no claim or obligation, including a clean-up obligation, which, individually or in the aggregate, with all such other obligations could reasonably be expected to have a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as (A) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (B) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     9.9 MAINTENANCE OF BOOKS AND RECORDS. Each Member will: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and
(iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this PARAGRAPH 9.9 shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the Consolidated Group's financial transactions. Notwithstanding the foregoing, a Member may make adjustments and changes in the manner in which its books and records are kept, PROVIDED, that:

          (A) all such adjustments and changes shall be required or permitted by GAAP, but need not conform with the prior accounting practice of such Member or its predecessor;

          (B) each Holder shall be given written notice of all such changes or adjustments together with the financial statements required by CLAUSE (I) of PARAGRAPH 7.1 for the quarter in which such change occurred, and together with the financial statements required by CLAUSE (II) of PARAGRAPH 7.1, a year-end listing and description of all such changes and adjustments and the effect thereof certified by the chief accounting or chief financial officer of the Company; and

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
          (C) the financial covenants and ratios set forth in PARAGRAPH 10.1 shall continue to be calculated without regard to such adjustments or changes unless and until the Required Holders have consented thereto, which consent shall not be unreasonably withheld or delayed and which shall be deemed granted if not objected to in writing by the Required Holders within 30 days notice is given by the Company with respect to such change pursuant to CLAUSE (B) above.

     10.  NEGATIVE COVENANTS.

     The Company covenants that for so long as any Note is outstanding:

     10.1  FINANCIAL COVENANTS.

     10.1.1 PARTNERS' CAPITAL. Partners' Capital shall not, at any time, be less than $45,000,000 plus an amount equal to the sum of 25% of Consolidated Net Income for each fiscal year ended on or after the Closing Date (other than any fiscal year in which Consolidated Net Income for such year was a loss).

     10.1.2 INTEREST EXPENSE COVERAGE. As of the last day of any fiscal quarter ending on or after the Closing Date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, for the four most recently ended fiscal quarters taken as a single accounting period, shall not be less than 1.50 to 1.00 for fiscal quarters ending on or before December 31, 1998, and shall not be less than 1.75 to 1.00 for fiscal quarters ending thereafter.

     10.1.3 LIMITATION ON CONSOLIDATED TOTAL DEBT. No Member shall incur, create, issue, assume guarantee or otherwise become liable in respect of any Debt after the Closing Date unless (i) no Default or Event of Default exists immediately before or immediately after the incurrence of such Debt or could reasonably be expected to result therefrom; and (ii) immediately after the incurrence of such Debt, Consolidated Total Debt does not exceed 70% of Consolidated Total Capitalization.

     For the purposes of this PARAGRAPH 10.1.3: (i) the outstanding Debt of any Person which becomes a subsidiary after the Closing Date shall be deemed to have been incurred at the time it becomes a Subsidiary; (ii) if any outstanding Debt of a Member owned by another Member is sold or otherwise transferred to a Person who is not a Member, such Debt shall be deemed to have been incurred on the date of such sale or transfer; and (iii) any Debt which is extended, renewed or refunded after the Closing Date shall be deemed incurred on the date of such extension, renewal or refunding.

     10.2  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

     10.2.1 RESTRICTED PAYMENTS. No Member shall make, declare or incur any liability to make any Restricted Payment after the Closing Date unless immediately after giving effect thereto, the aggregate amount of all Restricted Payments made or declared by the Consolidated Group since December 31, 1996 would not exceed the sum of (a) $5,000,000 plus (b) 50% of Consolidated Net Income for each full fiscal year ended after December 31, 1996 (or if Consolidated Net Income for any such year is a loss, then 100% of Consolidated Net Income for such year, expressed as a negative number), (ii) no Event of Default or Default exists immediately before or immediately after making, declaring or incurring liability to make such Restricted Payment or could reasonably be expected to result therefrom and (iii) immediately after giving effect thereto the Company could incur an additional $1.00 of Debt and not violate the financial covenants set forth in PARAGRAPH 10.1.3.

     10.2.2 RESTRICTED INVESTMENTS. No Member shall make, declare or incur any liability to make any Restricted Investment after the Closing Date unless (i) immediately after giving effect thereto, the aggregate amount of all Restricted Investments then outstanding would not exceed 15% of Partners' Capital as of the most recent fiscal quarter end, (ii) no Event of Default or Default exists immediately before or immediately after making, declaring or incurring liability to make such Restricted Investment or could reasonably be expected to result therefrom and (iii) immediately after giving effect thereto the Company could incur an additional $1.00 of Debt and not violate the financial covenants set forth in PARAGRAPH 10.1.3. For the purpose of this PARAGRAPH 10.2.2, the value of a Restricted Investment which constitutes a liability (contingent or otherwise) shall be the maximum amount of such liability.

     10.3 LIENS. No Member shall create, assume or suffer to exist any Lien on its properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom or proceeds of dispositions thereof, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors without equally and ratably securing the Notes, except for:

          (i) Liens, and other charges incidental to the conduct of its business, or the ownership of its property (including charges for Taxes or otherwise arising by operation of law, mechanics', carriers', workers', repairmen's, warehousers' or other similar Liens), which are not incurred in connection with the borrowing of money or the securing of Debt, PROVIDED that, in each case, the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

          (ii) Liens arising as a result of any judicial proceedings with respect to which it shall then, in good faith and by appropriate actions and procedures promptly instituted and diligently conducted, be prosecuting appeal or other proceedings for review and Liens arising from judgments or decrees not constituting a Default or Event of Default unless, in either case, such Lien remains undischarged, unstayed pending appeal, unbonded or undismissed for a period of 60 consecutive days and PROVIDED, in either case, such reserves as shall be required by GAAP shall have been made therefor and such Liens in the aggregate do not have a Material Adverse Effect;

          (iii) deposits or pledges to secure worker's compensation, unemployment insurance, old age benefits or other social security obligations or retirement benefits;

          (iv) Liens arising out of deposits in connection with, or given to secure the performance of leases, bids, tenders, trade contracts not for the payment of money, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

          (v) minor survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of its activities or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in the aggregate have a Material Adverse Effect or materially impair the use of such real properties in the operation of its business;

          (vi) Liens on any properties or assets of a Subsidiary in favor of the Company or a Wholly-Owned Subsidiary and Liens, if any, securing the Notes;

          (vii) Liens existing as of the Closing and described on Schedule 10.3;

          (viii) Liens on property of a Subsidiary of the Company, PROVIDED that
     (A) the Debt secured by such Lien is solely the Debt of such Subsidiary,
     (B) no Event of Default or Default exists immediately before or immediately after the creation of such Lien or could reasonably be expected to result therefrom and (C) after giving effect to the Debt secured thereby, the financial tests set forth in PARAGRAPH 10.1, calculated on the basis of the most recently available financial information, would be satisfied;

          (ix) Liens on the assets of any Person (other than the Company or an existing Subsidiary) existing at the time such assets are acquired by it whether by merger, consolidation, purchase of assets or otherwise so long as such (A) Liens are not created, incurred or assumed in contemplation of such assets being acquired by it; (B) no Default or Event of Default exists immediately before or immediately after the incurrence of such Liens or could reasonably be anticipated to result therefrom;

     (C) after giving effect to such acquisition and the Debt secured by such Lien, the financial tests set forth in PARAGRAPH 10.1, calculated on the basis of the most recently available financial information, would be satisfied, and (D) such Liens do not extend to any other assets of the Consolidated Group;

          (x) Liens securing the Moss Bluff/Egan Notes as of the date hereof and any extension of such Liens to secure other Debt of Moss Bluff and/or Egan so long as (A) such other Debt and such extension of such Liens is otherwise permitted by the Moss Bluff Egan Note Agreement, (B) no Default or Event of Default exists immediately before or immediately after the extension of such Lien, (C) after giving effect to the incurrence of the other Debt to be secured thereby, the financial tests set forth in PARAGRAPH 10.1 calculated on the basis of the most recently available financial information, would be satisfied; and (D) such Liens do not extend to any other assets of the Consolidated Group; and

          (xi) any Lien resulting from renewing, extending or refinancing any Liens permitted by CLAUSES (VII), (VIII), (IX) or (X) above, provided that
     (a) such Lien does not extend to any property of any Member other than a Subsidiary which is an existing obligor on the Debt secured by the Lien being renewed, refinanced or extended and (b) immediately after such extension, renewal or refunding, no Default or Event of Default would exist or could reasonably be expected to result therefrom.

     10.4 SALE OF STOCK, EQUITY INTEREST. No Subsidiary of the Company shall issue, sell or otherwise dispose of, or part with control of, any of its own Equity Interest (other than directors' qualifying shares) either directly or indirectly by the issuance of rights, options for securities convertible into or exchangeable for its Equity Interest unless (i) the proceeds of such issuance, transfer or sale are used to make a Qualifying Reinvestment within the meaning of CLAUSE (V) of PARAGRAPH 10.5 and (ii) after such sale, transfer or other disposition, such Subsidiary remains a Subsidiary.

     10.5 MERGER AND SALE OF ASSETS. No Member shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of its respective assets to any Person or Persons, except that:

          (i) any Subsidiary may merge or consolidate with or sell, lease, transfer or otherwise dispose of all or any of its assets to the Company or a Wholly-Owned Subsidiary (PROVIDED, that the Company or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation in the case of a merger or consolidation and, in any case, the acquiring or surviving entity is a corporation organized under the laws of, and having its principal place of business in, a state of the United States of America or the District of Columbia) and upon any such sale, transfer or other disposition, such Subsidiary may liquidate and dissolve;

          (ii) the Company may merge or consolidate with any other Person; PROVIDED, that (A) the Company shall be the continuing or surviving Person, or (B) the successor or acquiring Person (1) shall be a solvent Person organized under the laws of any state of the United States of America or the District of Columbia; (2) shall expressly assume in writing all of the obligations and covenants of the Company under the Transaction Documents; and (3) shall provide the Holders the written opinion of counsel satisfactory in form and substance to the Holders confirming that the assumption of such obligations by such Person is duly authorized and constitutes the legal, valid and binding obligation of such Person, enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law) against such Person in accordance with its terms, PROVIDED, that in either case, immediately after and giving effect thereto, on a pro forma basis, based on the most recently available financial information, the financial tests set forth in PARAGRAPH 10.1 would be satisfied;

          (iii) any Member may sell or lease, as lessor, inventory in the ordinary course of its business;

          (iv) any Member may dispose of equipment or other assets which have become obsolete or otherwise no longer useful or required for the conduct of its business, provided such dispositions do not, individually or in the aggregate, constitute a liquidation of all or substantially all of any Member's assets; and

          (v) the Company and any Subsidiary may sell, transfer or otherwise dispose of some or all of its respective properties or assets (including any Equity Interests of a Subsidiary owned by the Company or another Subsidiary) in a transaction not otherwise permitted pursuant to this PARAGRAPH 10.5 for fair and adequate consideration (a "DISPOSITION") and if such Disposition is a Disposition of all or substantially all of the assets of a Subsidiary, such Subsidiary may thereafter liquidate and dissolve); PROVIDED, that immediately after and giving effect to any such Disposition, the greater of (A) aggregate book value of each property and asset so sold (each an "ASSET SOLD" and collectively, the "ASSETS SOLD"), as reflected on the most recent combined, consolidated balance sheet of the Consolidated Group furnished to the Holders pursuant to PARAGRAPH 7.1 prior to the date of Disposition of such Asset Sold, or (B) the aggregate net proceeds (with any non-cash proceeds being valued at its fair market value) of the Assets Sold (1) during the immediately preceding twelve months, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 15% of Consolidated Total Assets as reflected on the most recent combined, consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to PARAGRAPH 7.1 and (2) since the Closing Date, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 30% of Consolidated Total Assets as reflected on the most recent combined, consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to PARAGRAPH 7.1;

PROVIDED, that, in each case other than the sale or lease of inventory pursuant to CLAUSE (III) above or disposition of assets pursuant to CLAUSE (IV) above, no Default or Event of Default exists immediately before or immediately after giving effect to such sale, transfer or disposition of properties or assets or such merger or consolidation nor would any Default or Event of Default reasonably be expected to result therefrom.

     For purposes of CLAUSE (V) of this PARAGRAPH 10.5, a "QUALIFYING REINVESTMENT" is the use of the proceeds, or of funds expended in anticipation of the proceeds, of Assets Sold not more than 30 days before or twelve months after the date of a Disposition, (a) to purchase (x) assets usable in any business permitted to be conducted by PARAGRAPH 9.6, or (y) either (1) all of the outstanding Equity Interests of a Person which, immediately after such purchase, is a Wholly-Owned Subsidiary and is engaged in a business permitted to be conducted by PARAGRAPH 9.6, or (2) all or substantially all of the assets and business of a Person which is engaged in any business permitted to be conducted by PARAGRAPH 9.6; or (b) to make an optional prepayment of the Notes pursuant to PARAGRAPH 8.2 or (c) in the case of a Disposition of an Equity Interest of a Subsidiary or in the case of a Disposition by a Subsidiary of its own assets or properties, to prepay or repay Debt of such Subsidiary or of a Person which after the date of such Disposition is a Subsidiary.

     10.6 COMPANY GUARANTIES. The Company will not make or enter into any Guaranties of Construction Debt other than Permitted Construction Debt Guaranties.

     10.7 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 10.7, no Member shall directly or indirectly, engage in any transaction or group of transactions (including, without limitation, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any Affiliate, except in the ordinary course of business pursuant to the reasonable requirements of its business and upon commercially reasonable terms which are no less favorable to it than those which might be obtained at arms' length with a Person not an Affiliate.

     10.8  COMPLIANCE WITH ERISA.  No Member and no ERISA Affiliate shall:

          (i) engage in any transaction in connection with which such Member or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of Section 4041(e) of ERISA, which could result in any liability to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under
     Section 4063 or 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan) other than such penalties, taxes, liabilities, failures or deficiencies which individually and in the aggregate do not, and are not reasonably expected to have in the future, a material Adverse Effect;

          (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401(a) and Section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan by an amount the payment of which would have a Material Adverse Effect; or

          (iii) at any time permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by any Member and its ERISA Affiliates, or the aggregate liability under Title IV of ERISA incurred by any Member and its ERISA Affiliate, to exceed an amount the payment of which would have a Material Adverse Effect.

For the purposes of CLAUSE (III) of this PARAGRAPH 10.8, the amount of the withdrawal liability of a Member and its ERISA Affiliates at any date shall be the aggregate present value of the amounts claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, that no Member nor any ERISA Affiliate will have any liability, PROVIDED, that the Company shall promptly obtain written advice from independent actuarial consultants supporting such determination. The Company will (x) once in each calendar year, beginning in 1997, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which any Member or any ERISA Affiliate is or has been obligated to contribute and (y) to the extent such liabilities, individually or in the aggregate, are Material, transmit a copy of such statement to each Holder, within 15 days after the Company receives the same. As used in this PARAGRAPH 10.8, the term "ACCUMULATED FUNDING DEFICIENCY" has the meaning specified in Section 302 of ERISA and
Section 412 of the Code, the terms "PRESENT VALUE" and "CURRENT VALUE" have the meanings specified in section 3 of ERISA, the term "BENEFIT LIABILITIES" has the meaning specified in Section 4001(a)(16) of ERISA and the term "AMOUNT OF UNFUNDED LIABILITIES" has the meaning specified in section 4001(18) of ERISA.

11.  EVENTS OF DEFAULT.

     If any of the following events shall occur or conditions shall exist for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or conditions shall constitute an "EVENT OF DEFAULT":

          (i) the Company defaults in the payment of any principal of any Note or Interest thereon or Make-Whole Amount when the same shall become due and payable whether by the terms thereof or otherwise as provided by the terms of this Agreement; or

          (ii) any representation or warranty made in writing by the Company or the Guarantor in any Transaction Document or in any writing furnished at Closing in connection with any Transaction Document proves to have been false or incorrect in any Material respect on the date as of which made; or

          (iii) with respect to any Debt, other than the Debt represented by the Notes, any Member (A) defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, make-whole amount or interest on any such Debt, the outstanding principal amount of which exceeds $500,000 in the aggregate, beyond any period of grace provided with respect thereto, or (B) fails to perform or observe any other agreement, term or condition contained in any agreement under which such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to declare such Debt to become due or to be required to be redeemed or repurchased prior to any stated maturity or regularly scheduled dates of payment, or (C) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into Equity Interests), (x) any Member has become obligated to purchase or repay or redeem an aggregate outstanding principal amount of $500,000 or more of Debt before its regular maturity or before its regularly scheduled dates of payment or redemption, or (y) one or more Persons have the right to require any Member so to purchase or repay such Debt (other than the right to demand repayment of any Debt payable by its terms on demand);

          (iv) any Member fails to perform or observe any covenant contained in PARAGRAPH 7.1(IV), 9.4, 9.7, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, OR 10.7.

          (v) any Member fails to perform or observe any other agreement, term or condition of any of the Transaction Documents applicable to it and such failure shall not be remedied within 30 days; or

          (vi) the Company or the Guarantor voluntarily or involuntarily suspends or discontinues operation or liquidates all or substantially all of its assets; or

          (vii) any Member (A) is generally not paying, or admits in writing that it is not able to pay, its debts as such debts become due; or (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or (C) makes an assignment for the benefit of its creditors; or (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (E) is adjudicated insolvent or to be liquidated or (F) takes corporate action for the purpose of any of the foregoing; or

          (viii) a Governmental Authority enters an order appointing, without the consent of such Member, a custodian, receiver, trustee or other officer with similar powers with respect to such Member or with respect to any substantial part of the property of such Member, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Member without the consent of such Member and such order remains unstayed and in effect for 60 days; or

          (ix) a final judgment or judgments for the payment of money aggregating in excess of $500,000 is rendered against any Member and within 60 days thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or judgments are not discharged; or

          (x) if (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (B) a notice of intent to terminate (other than a notice of a "standard termination" as defined in Section 4041(b) of ERISA) any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Member or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (D) any Member or any ERISA Affiliate shall have incurred or is reasonable expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) any Member or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) any Member establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Member thereunder; and any such event or events described in CLAUSES (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to result in Material Adverse Effect. As used in this CLAUSE (X), the terms "EMPLOYEE BENEFIT

     PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

          (xi) the Guaranty shall, at any time or for any reason, not be valid, binding and enforceable in any material respect on the Guarantor or the Guarantor shall contest or deny the validity or enforceability of the Guaranty or shall disaffirm or repudiate any of its obligations thereunder.

12.  REMEDIES ON DEFAULT, ETC.

     12.1  ACCELERATION.

     (a) If an Event of Default with respect to the Company described in CLAUSES
(vii) or (viii) of PARAGRAPH 11 has occurred, all Notes then outstanding shall automatically become immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make-Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

     (b) If any other Event of Default has occurred, the Required Holders may at their option declare each Note to be, and each Note shall thereupon be immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make-Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

     (c) If an Event of Default specified in CLAUSE (I) of PARAGRAPH 11 has occurred, any Holder, whether or not the Required Holders have declared each Note to be due and payable pursuant to the immediately preceding SUBPARAGRAPH
(B), may declare each Note held by such Holder to be immediately due and payable at 100% of the principal amount thereof together with interest accrued thereon and Make-Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

     12.2  OTHER REMEDIES.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under PARAGRAPH 12.1, any Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 RESCISSION OF ACCELERATION. At any time after any Note shall have been declared immediately due and payable pursuant to SUBPARAGRAPH (B) or (C) of PARAGRAPH 12.1, the Required Holders may, by written notice to the Company, rescind and annul any such declaration with respect to the Notes if (i) the Company shall have paid all interest, principal and Make-Whole Amount payable with respect to any Note which have become due otherwise than by reason of such declaration, including any interest on any such overdue interest, principal and the Make-Whole Amount, at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to PARAGRAPH 17, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Transaction Documents solely by reason of such declaration. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

     12.4 NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to SUBPARAGRAPH (B) or (C) of PARAGRAPH 12.1, or any such declaration under PARAGRAPH 12.1 shall be rescinded and annulled pursuant to PARAGRAPH 12.3, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding, PROVIDED, the failure to give such notice shall not affect the validity of any such declaration, rescission or annulment.

     12.5 NO WAIVERS OR ELECTION OF REMEDIES. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder. No right, power or remedy conferred by this Agreement or by any Note or upon any Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under PARAGRAPH 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this PARAGRAPH 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.

     13.1 REGISTRATION. The Notes are to be issued and are transferable in whole or in part as registered Notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any remaining principal amount less than $1,000,000 and may be exchanged for one or more Notes of any authorized denomination and like class and like aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company a register in which the Company shall record the registrations of the Notes and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder, promptly upon request, a complete and correct copy of the names and addresses of the then Holders. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

     13.2 TRANSFER AND EXCHANGE. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, within 5 Business Days, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, PROVIDED that if necessary to enable the registration or transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in PARAGRAPH 6.

     13.3 REPLACEMENT. Upon receipt of written notice from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Institutional Investor, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver, within 5 Business Days, a new Note, at its expense, of like class and tenor, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or if no interest has been paid thereon, the date of such lost, stolen, destroyed or mutilated Note.

14.  PAYMENTS ON NOTES

     14.1 PLACE OF PAYMENT. Subject to PARAGRAPH 14.2 payment of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Boston, Massachusetts at the principal office of the State Street Bank and Trust Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     14.2 HOME OFFICE PAYMENT. The Company agrees that, so long as a Purchaser shall hold any Notes, all payments in respect of such Notes, required by the terms thereof or otherwise by this Agreement, will be made in compliance with the applicable terms thereof or otherwise by this Agreement, will be made in compliance with the applicable terms thereof or hereof and by wire transfer to such Purchaser of immediately available funds for credit to the account or accounts as specified in SCHEDULE A for such Purchaser, or such other account or accounts in the United States as a Purchaser may designate in writing, notwithstanding any contrary provision in this Agreement or the Notes, with respect to the Place of Payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made and of the date to which interest has been paid. The Company agrees to afford the benefits of this PARAGRAPH 14.2 to any Holder which shall have made the same agreement in writing as the Purchasers have made in this PARAGRAPH 14.2.

     14.3 NO DEDUCTION OR SET-OFF. The obligation of the Company to pay principal, interest, Make-Whole Amounts and any other amounts under the Transaction Documents owed by the Company shall be absolute and unconditional and shall not be affected by any circumstances including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against a Purchaser or any Holder for any reason whatsoever.

15 EXPENSES.

     Whether or not the transactions provided for hereby shall be consummated, the Company will pay on demand and save each Purchaser and each Holder harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent modification of, or waiver or consent under or in respect of, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent or waiver granted ("EXPENSES"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged and reasonably required by the Purchasers in connection with the transactions contemplated by this Agreement; provided the Company shall not be liable for the fees and expenses of more than one Special Counsel in any single matter, the costs of obtaining the private placement number from Standard & Poor's Ratings Group for the Notes, (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in enforcing and defending and, during the continuance of a Default or after the occurrence of an Event of Default, monitoring or evaluating any rights under the Transaction Documents (including, without limitation, any costs, expenses or fees incurred in connection with perfecting or maintaining perfection of any Lien hereafter existing in favor of the Purchasers or any Holder as security for the obligations of the Company or the Guarantor under the Transaction Documents or maintaining or protecting the collateral which is the subject of such Lien) or in responding to any subpoena or other legal process or informal investigation issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Holder having acquired any of its Notes, and (iv) costs and expenses, including financial advisors fees, incurred in connection with any bankruptcy or insolvency of any Member or connection with any workout or restructuring of any of the transactions contemplated by the Transaction Documents. The Company will pay and will save each Purchaser and each Holder from all claims in respect of any fees, costs or expenses, if any, of any brokers and finders not retained by such Purchaser or Holder. The obligations of the Company under this PARAGRAPH 15 shall survive the transfer of any of its Notes or any interest therein by a Purchaser or any Hoider and the payment of any Notes.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Notes or portion thereof or interest therein and the payment of any Notes and may be relied upon by any Holder as having been true when made, regardless of any investigation made at any time by or on behalf of the Purchasers or any

Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company, any Subsidiary or the Guarantor pursuant to any Transaction Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

17.  AMENDMENT AND WAIVER.

     17.1 REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of PARAGRAPHS 1, 2, 3, 4, 5, 6 OR 21 hereof, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (ii) no such amendment or waiver may, without the written consent of each Holder affected thereby, (A) subject to the provisions of PARAGRAPH 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (C) amend any of PARAGRAPHS 8, 11(I), 12, 17 OR 20.

     17.2  SOLICITATION OF HOLDERS OF NOTES.

     17.2.1 SOLICITATION. The Company will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this PARAGRAPH 17 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

     17.2.2 PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently aid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

     17.3  BINDING EFFECT, ETC.

     Any amendment or waiver consented to as provided in this PARAGRAPH 17 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any such Holder.

18.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to a Purchaser or its nominees, to it at the address specified for it for such communications in SCHEDULE A, or at such other address as such Purchaser shall have specified to the Company in writing.

          (ii) if to any other Holder, to such Holder at such address or fax number as is specified for such Holder in the Note register referenced in PARAGRAPH 13, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Donald B. Russell, President, or at such other address as the Company shall have specified to each Holder in writing.

Notices given in accordance with this paragraph 18 will be deemed given upon the earlier of actual receipt or the second Business Day after dispatch.

19.  REPRODUCTION OF DOCUMENTS.

     Any Transaction Document and any documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by the Purchasers at the Closing (except the Notes), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by any Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This PARAGRAPH 19 shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

     For the purposes of this PARAGRAPH 20, "Confidential Information" means information delivered to a Purchaser by or on behalf of a Member in connection with the transactions contemplated by or otherwise pursuant to this Agreement, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of a Member, PROVIDED that such term does not include information that (i) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by the Purchaser, (iii) otherwise becomes known to the Purchaser other than through disclosure by any Member or (iv) constitutes financial statements delivered to the Purchaser under PARAGRAPH 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with the procedures adopted by it in good faith to protect confidential information of third parties delivered to it. Notwithstanding the foregoing, a Purchaser may deliver copies of any Confidential Information to such Purchaser's and its Subsidiaries' directors, officers, employees, and to its agents and professional consultants who in the ordinary course of performance of their duties to or for the benefit of such Purchaser have a need to have access to such information, any other Purchaser, any Person to whom such Purchaser offers to sell any of its Notes or any part thereof or to whom such Purchaser sells or offers to sell a participation in all or any part of its Notes (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this PARAGRAPH 20), any federal or state regulatory authority having jurisdiction over such Purchaser, any Person from which a Purchaser to purchase any security of a Member (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this PARAGRAPH 20), the NAIC or any regulatory agency which generally requires access to information about a Purchaser's investment portfolio or any similar organization, Standard & Poor's Ratings Group (but only to the extent required to obtain private placement numbers for the Notes) or any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Purchaser is a party relating to the transactions contemplated by this Agreement, or (d) if an Event of Default has occurred and is continuing, to the extent that such Purchaser determines disclosure is necessary or appropriate in the enforcement of or for the protection of its rights and remedies under the Transaction Documents. Each Holder, by its acceptance thereof, will be deemed to have agreed to be bound by and to be entitled to the benefits of this PARAGRAPH 20 as though it were a party to this Agreement.

21.  SUBSTITUTION OF PURCHASER.

     Each Purchaser has the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by such Purchaser and its Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in PARAGRAPH 6. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, such Purchaser shall have all the rights of a Purchaser.

22.  MISCELLANEOUS.

     22.1 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not; PROVIDED, that except as expressly permitted by this Agreement, the Company may not delegate the performance of any of its obligations hereunder.

     22.2 PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     22.3 SEVERABILITY. Any provision of this agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.4 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other convenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.6 DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     22.7 GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

     22.8 CONSENT TO JURISDICTION AND SERVICE AND WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 22.8 IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

     22.9 TERMINATION. This Agreement and the rights of the Holders and the obligations of the Company hereunder shall not terminate until each of the Notes, including all principal, interest, including interest on overdue interest and Make-Whole Amount has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document have been indefeasibly paid in full.

     22.10 COMPLIANCE BY SUBSIDIARIES. The Company, as the holder of the Equity Interests of its Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to its Subsidiaries are complied with.

                         [SIGNATURES FOLLOW ON PAGE 28]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same of the Company, whereupon this letter shall become a binding agreement, executed under seal between you and the Company.

                                          Very truly yours,

                                          MARKET HUB PARTNERS, L.P.

                                          By:  Market Hub Partners, Inc., its
                                               general partner
                                          By:  /s/ ROBERT D. KINCAID
                                               Name: Robert D. Kincaid
                                               Title: Treasurer

The foregoing Agreement is hereby accepted as of the date first above written.

JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY
By: /s/ EILEEN M. FORDE
     Name:
     Title: Investment Officer

SIGNATURE IA (CAYMAN), LTD.

By:  John Hancock Mutual Life
      Insurance Company,
      Portfolio Advisor
By: /s/ EILEEN M. FORDE
     Name:
     Title: Investment Officer

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  CIGNA Investments, Inc.
By: /s/ DEBRA J. HEIGHT
     Name:
     Title: Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts

By:  CIGNA Investments, Inc.
By: /s/ DEBRA J. HEIGHT
     Name:
     Title: Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /s/ DEBRA J. HEIGHT
     Name:
     Title:  Managing Director

THE TRAVELERS INSURANCE COMPANY
By: /s/ JOHN GILSENAN
     Name:
     Title:  Second Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: /s/ ANDREW C. DICKEY
     Name:
     Title:

CM LIFE INSURANCE COMPANY
By: /s/ ANDREW C. DICKEY
     Name:
     Title:

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

By:  Massachusetts Mutual Life Insurance Company, as Investment Advisor
By: /s/ ANDREW C. DICKEY
     Name:
     Title:

                                                                       EXHIBIT A

     THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

                           MARKET HUB PARTNERS, L.P.
                               10.09% Senior NOTE
                             due December 31, 2001

PPN: 57057# AA 6
No.                                                               April 11, 1997
$

     FOR VALUE RECEIVED, the undersigned, Market Hub Partners, L.P., a Delaware limited partnership (the "COMPANY") hereby promises to pay to , or its registered assigns (the "HOLDER"), the principal sum of
                     DOLLARS ($               ), with interest (computed on the
basis of a 360-day year of twelve 30-day months) on the principal amount from time to time unpaid and not yet due at the rate of 10.09% per annum from the date hereof. Such interest shall be due and payable semi-annually in arrears on each June 30 and December 31 of each calendar year, beginning June 30, 1997. All unpaid principal shall be due and payable on December 31, 2001. Any overdue principal (including any overdue prepayment of principal), overdue Make Whole Amount and, to the extent permitted by applicable law, overdue interest, shall bear interest, payable on demand, at the rate of 12.09% per annum, whether overdue by acceleration or otherwise.

     This note (this "NOTE") is one of the 10.09% Senior Notes issued by the Company (the "NOTES") pursuant to, and is subject to, a Note Purchase Agreement dated as of April 11, 1997 between the Company and John Hancock Mutual Life Insurance Company, Signature 1A (Cayman), Ltd., Connecticut General Life Insurance Company, Life Insurance Company of North America, The Travelers Insurance Company, Massachusetts Mutual Life Insurance Company, CM Life Insurance Company and MassMutual Corporate Value Partners Limited, as amended from time to time (the "NOTE AGREEMENT"). Capitalized terms used in this Note and not defined herein have the meanings given therefor in the Note Agreement. The Holder is entitled, equally and ratably, with the other holders of the Notes issued by the Company pursuant to the Note Agreement, to the benefits of the Note Agreement. Each Holder will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in paragraph 20 of the Note Agreement and (iii) to have made the representations set forth in paragraph 6 of the Note Agreement.

     All dollar amounts in this Note refer to United States dollars. Payments of principal, Make Whole Amount and interest are to be made at the place and in the manner specified by the Purchaser of this Note in Schedule A to the Note Agreement or at such other place or manner as the Holder shall designate to the Company in writing in accordance with the Note Agreement, in lawful money of the United States of America. If any payment of principal, Make Whole Amount or interest on or in respect of this Note becomes due and payable on any day which is not a Business Day, the payment shall be due and payable on the next succeeding Business Day.

     This Note is a registered note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer in accordance with the Note Agreement, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared or may otherwise become due and payable prior to its expressed maturity in the events, on the terms, with the Make Whole Amount and in the manner and amounts as provided in the Note Agreement.

     This Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity except on the terms, with the Make Whole Amount and in the manner and amounts as provided in the Note Agreement.

     The Company and every maker, endorser and guarantor hereof or of the debt evidenced by this Note waive presentment, demand, notice protest, and all other demands, notices of intention to accelerate the maturity of this Note and notice of acceleration and all other notices (other than notices expressly required by the Note Agreement) and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note.

     THIS NOTE IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

WITNESS:                               COMPANY:
                                       MARKET HUB PARTNERS, L.P.
                                       By: MARKET HUB PARTNERS, INC.,
                                                     its General Partner

-------------------                    By:
                                           Name: Robert D. Kincaid
                                           Title:  Treasurer

                           FOR THE FORM OF EXHIBIT B,
            SEE THE OPINIONS OF COMPANY COUNSEL AT TAB NOS. 3 AND 4.

                           FOR THE FORM OF EXHIBIT C,
                         SEE THE GUARANTY AT TAB NO. 6.

                           FOR THE FORM OF EXHIBIT D,
                   SEE THE SUBORDINATED NOTES AT TAB NO. 11.

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the paragraph of the Agreement following such terms:

     "AFFILIATE" means, at any time and as to any Person, any other Person (including in the case of a Subsidiary, another Subsidiary) directly or indirectly (i) controlling, controlled by, or under common control with, such Person or (ii) beneficially owning or holding, directly or indirectly, 10% or more of the Equity Interest or Voting Stock of such Person, or (iii) of which such Person beneficially owns or holds, directly or indirectly, 10% or more of the Equity Interest or Voting Stock of such other Person, as well as, in the case of an individual, such individual's spouse, issue, parents, siblings and issue of siblings (in each case by blood, adoption or marriage). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Note Purchase Agreement as it may from time to time be amended in accordance with PARAGRAPH 17.

     "APPROVED AUDITOR" means Deloitte & Touch, Arthur Andersen LLP, Coopers & Lybrand, Ernst & Young, KPMG, Peat Marwick or Price Waterhouse.

     "ASSET SOLD" or "ASSETS SOLD" has the meaning specified in PARAGRAPH
10.5.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

     "CAPITALIZED LEASE" means any lease of property (whether real, personal or mixed), as to which the lessee is required, in accordance with GAAP, to recognize, concurrently, the acquisition of an asset and the incurrence of a liability.

     "CAPITALIZED LEASE OBLIGATION" means any rental obligation under a Capitalized Lease, taken at the amount thereof that is accounted for as indebtedness (net of interest expense) in accordance with GAAP.

     "CLOSING" and "CLOSING DATE" have the meanings specified in PARAGRAPH
3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

     "COMPANY" has the meaning specified in the first PARAGRAPH of this Agreement.

     "CONFIDENTIAL INFORMATION" has the meaning specified in PARAGRAPH 20.

     "CONSOLIDATED EBITDA" means for any period the amount of which is to be determined, Consolidated Net Income for such period plus (but only to the extent such amounts were deducted in the computation of Consolidated Net Income) (i) Consolidated Interest Expense, (ii) income tax expense (including deferred income tax expense), (iii) amortization expense and (iv) depreciation expense of the Consolidated Group for such period, determined on a combined consolidated basis in accordance with GAAP.

     "CONSTRUCTION DEBT" means Debt of a Subsidiary incurred for the purpose of developing or constructing underground gas storage facilities and related infrastructure at a specific location (the "PROJECT").

     "CONSOLIDATED GROUP" means the Guarantor and each of its Subsidiaries and, but without duplication, the Company and each of its Subsidiaries.

     "CONSOLIDATED INTEREST EXPENSE" means for any period the amount of which is to be determined, the aggregate interest charges of the Consolidated Group (including without limitation that portion of any obligation under Capitalized Leases allocable to interest expense and any debt discount or expense) on any Debt for such period (without regard to any limitation on the payment thereof) as determined on a combined, consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means for any period the amount of which is to be determined, the Net Income of the Consolidated Group determined on a combined, consolidated basis in accordance with GAAP.

     "CONSOLIDATED TOTAL ASSETS" means, as of any date the amount of which is to be determined, the total assets of the Consolidated Group on a combined, consolidated basis determined in accordance with GAAP after elimination of all amounts properly attributable to minority interests.

     "CONSOLIDATED TOTAL CAPITALIZATION" means, as of any date the amount of which is to be determined, Partners' Capital plus (but only to the extent such amount was deducted in the computation of Partners' Capital) Consolidated Total Debt for such period.

     "CONSOLIDATED TOTAL DEBT" means, as of any date the amount of which is to be determined, all Debt of the Consolidated Group determined on a combined, consolidated basis in accordance with GAAP.

     "DEBT" means, as applied to any Person without duplication, (i) obligations of such Person borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than current Trade Payables to be paid in accordance with customary practices), (iv) Capitalized Lease Obligations of such Person, (v) obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) obligations with respect to Interest Rate Agreements and similar obligations requiring such Person to make payments, whether periodically or upon the happening of a contingency, (viii) any obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured, (ix) any recourse obligations of such Person in connection with a sale of receivables, (x) Guaranties by such Person of Debt of others, (xi) any outstanding Preferred Stock of a Subsidiary of such Person (other than Preferred Stock owned beneficially and of record by such Person or a Wholly-Owned Subsidiary of such Person) and any outstanding Redeemable Preferred Stock of such Person, and (xii) any other items (excluding Trade Payables, items of contingency reserves or reserves for deferred income Taxes or other reserves, to the extent that such reserves do not represent an obligation) which in accordance with GAAP would be shown on the liabilities side of the balance sheet of such Person.

     "DEFAULT" means any occurrence or condition which with the giving of notice or the passage of time, or both, and remaining uncured after the expiration of any applicable grace period would be an Event of Default.

     "DEFAULT RATE" means the annual rate of interest of 12.09%.

     "DISPOSITION" has the meaning specified in PARAGRAPH 10.5.

     "EGAN" means Egan Hub Partners, L.P., a Delaware limited partnership.

     "ENVIRONMENTAL LAWS" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "EQUITY INTEREST" means as to any Person, the capital stock or other equity or beneficial interest in such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time, in effect.

     "ERISA AFFILIATE" means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such Person under Section 414 of the Code.

     "EVENT OF DEFAULT" has the meaning specified in PARAGRAPH 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder, as from time to time in effect.

     "EXPENSES" has the meaning specified in PARAGRAPH 15.

     "FINANCIAL STATEMENTS" has the meaning specified in PARAGRAPH 5.5.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

     "GOVERNMENTAL AUTHORITY" means (a) the governments of (i) the United States of America and its states and political subdivisions, and (ii) any other jurisdiction in which any Member conducts all or any part of its business, or which asserts jurisdiction over any properties of any Member, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or jurisdiction.

     "GUARANTY", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, dividend or obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services without regard to the non-delivery or nonfurnishing thereof, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be deemed to be equal to the lower of (a) the amount of the obligation guaranteed and (b) the maximum amount for which such Person may be contingently liable pursuant to the terms of the instrument evidencing such Guaranty, unless such guaranteed obligation and the amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be the maximum reasonably anticipated liability for which such Person is contingently liable in respect thereof as determined by such Person in good faith (but in any event not less than the amount which is, or would otherwise be required, in accordance with GAAP, to be reflected in such Person's balance sheet or the notes thereto) as the amount of such obligation.

     "GUARANTOR" has the meaning specified in PARAGRAPH 1.3.

     "HAZARDOUS MATERIALS" means any and all substances: the presence of which requires notification, investigation, monitoring or remediation under any Environmental Law; which at such time is defined as a "hazardous waste", "hazardous material", "hazardous substance", "toxic substance", "pollutant" or "contaminant" under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; or without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

     "HOLDER" means any Person at the time shown as the holder of a Note on the register referred to in PARAGRAPH 13.1.

     "INSTITUTIONAL INVESTOR" means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer, regardless of legal form.

     "INTANGIBLES means all Intellectual Property, goodwill and all other assets or property classified as intangibles in accordance with GAAP.

     "INTELLECTUAL PROPERTY means all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights.

     "INTEREST RATE AGREEMENT means, with respect to any Person, any one or more of the following agreements entered into by such Person with one or more financial institutions: interest rate protection agreements, interest rate swaps and/or other types of interest rate hedging agreements obligating such Person to make payments, whether periodically or upon the happening of a contingency. The amount of the obligation under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "INVESTMENT means as to any Person (the Investor), (i) any loan or advance or extension of credit by the Investor to or for the benefit of another Person;
(ii) the incurrence, assumption or guarantee by the Investor of, or grant of credit support by the Investor for, any financial obligation of another Person (including, without limitation, any Guaranties whether or not also constituting Debt of the Investor); or (iii) the ownership, purchase or acquisition or other investment by the Investor in any stock, obligations or securities of, or any other Equity Interest in (including without limitation any Equity Interest in any partnership, association, joint venture or other organization, whether or not a legal entity any other Person, or (iv) any capital contribution by the Investor to any other Person.

     "INVESTOR" has the meaning specified in the definition of "Investment".

     "KNOWLEDGE OF THE COMPANY" means the actual knowledge of any Senior Officer of the Company.

     "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of, or agreement to give or permit the filing on its behalf, of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

     "MAKE WHOLE AMOUNT" has the meaning specified in PARAGRAPH 8.6.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means, (i) any material adverse effect on the Company's business, assets, liabilities, financial condition or results of operations, (ii) any material adverse effect on the Consolidated Group's business, assets, liabilities, financial condition or results of operations taken as a whole, and (iii) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document as the obligation of any party thereto and (iv) any material adverse effect on the ability of the Company to perform its obligations under any Transaction Document applicable to it or on the ability of the Guarantor to perform its obligations under the Guaranty.

     "MEMBER" means any Person included in the Consolidated Group.

     "MEMORANDUM" means the Confidential Private Placement Memorandum dated February, 1997 (including the Exhibits thereto) prepared by Dillion, Read & Co. Inc. on the basis of information provided by the Company.

     "MOSS BLUFF" means Moss Bluff Hub Partners, L.P., a Delaware limited partnership.

     "MOSS BLUFF/EGAN NOTES" means the $60,000,000 in aggregate principal amount of Senior Secured Notes due 2006 issued by Moss Bluff and Egan.

     "MOSS BLUFF/EGAN NOTE AGREEMENT" means the Note Purchase Agreements dated July 3, 1996 pursuant to which the Moss Bluff/Egan Notes were issued.

     "MULTIEMPLOYER PLAN" means any plan which is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA.

     "NAIC" means the National Association of Insurance Commissioners.

     "NET INCOME" means as to any Person, for any period for which the amount thereof is to be determined, gross revenues of such Person less all operating and non-operating expenses of such Person including all changes of a proper character (including current and deferred Taxes on income, provision for Taxes on unremitted foreign earnings which are included in gross revenues, amortization, depreciation and current additions to reserves), but not including in gross revenues any gains (net of expenses and Taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of assets (other than inventory in the ordinary course of such Person's business), any earnings or losses attributable to any Person, any gains arising from transactions of a non-recurring and material nature, any gains arising from the sale or discontinuation of operations, any gains resulting from the write-up of assets, any equity of such Person in the unremitted earnings of any other corporation or any earnings of any other Person acquired by such Person through purchase, merger or consolidation or otherwise, earned prior to acquisition, all determined in accordance with GAAP.

     "NOTES" has the meaning specified in PARAGRAPH 1.1.

     "OFFICER'S CERTIFICATE" means a certificate signed in the name of the Company by any Senior Officer.

     "PARTNERS' CAPITAL" means, as of any date the amount of which is to be determined, the sum of (i) Consolidated Total Assets minus (ii) consolidated total liabilities of the Consolidated Group minus (iii) the net book value of any intangibles included in Consolidated Total Assets plus (iv) the amount of any write-offs by the Company after the Closing Date (but not exceeding $30,000,000 in the aggregate) of any Investment in its Subsidiaries other than Moss Bluff or Egan, as determined on a combined, consolidated basis in accordance with GAAP.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "PERMITTED CONSTRUCTION DEBT GUARANTY" means any Guaranty by the Company of Construction Debt of a Subsidiary if such Guaranty is terminated or released without further liability to the Company not later than six months after the Project Completion Date for the portion of the Project financed by or securing such Construction Debt. If any such Guaranty is not so terminated and released, it shall cease to be Permitted Construction Debt Guaranty and shall be deemed incurred for the purposes of paragraph 10.2.2 on such date.

     "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business organization (whether or not a legal entity), or any Governmental Authorities.

     "PLAN" means an "employee pension benefit plan. (as defined in Section 3 of ERISA) which is or within the preceding five years has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate, or for which the Company or any ERISA Affiliate may have any liability.

     "PREFERRED STOCK" means as to any Person, any Redeemable Preferred Stock and any other class or series of Equity Interest of such Person that has a priority as to the payment of any dividends or distributions over the holders of the most junior class of Equity Interest of such Person.

     "PROJECT" has the meaning specified in the definition of Construction
Debt.

     "PROJECT COMPLETION DATE" means with respect to any Project the date any capacity is made available for placement in service to third parties.

     "PROJECTIONS" has the meaning specified in PARAGRAPH 5.5.

     "PURCHASER" and "PURCHASERS" have the meaning specified in PARAGRAPH
2.1.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer, as defined in Rule 144A.

     "REDEEMABLE PREFERRED STOCK" means any class or series of Equity Interest which has fixed payment or redemption obligations due and payable prior to the final schedule due date for the repayment of principal of the Notes or is redeemable at the option of the holder, unless such fixed payment obligations or repurchase obligations on exercise of such redemption option can be satisfied, at the election of the issuer, through the issuance of shares of its most junior class of Equity Interest.

     "REQUIRED HOLDERS" means the Holder or Holders of more than 66 2/3% of the aggregate principal amount of the Notes at the time outstanding, provided for purposes of PARAGRAPH 12.1(B), Required Holders means the Holder or Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding.

     "RESTRICTED INVESTMENTS" means any investment other than:

          (i) prime commercial paper maturing not more than 270 days from the date of issuance, having as at the date of acquisition a rating or at least A-1 (or the existing equivalent) from Standard & Poor's Ratings Group or at least P-1 (or then existing equivalent) from Moody's Investors Service, Inc. and issued by a corporation organized in any state of the United States of America or the District of Columbia;

          (ii) securities issued or directly and fully and unconditionally guaranteed or insured by the United States of America or any agency thereof backed by the full faith and credit of the United States of America other than derivative securities such as mortgage-backed "IOS" or "POS" and mortgage pass-through certificates and similar investments;

          (iii) time deposits, or certificates of deposit denominated in United States dollars maturing within one year from the date of acquisition issued by commercial banks (A) which are members of the Federal Reserve Systems and chartered under the laws of the United States of America or any state or the District of Columbia, (B) whose long-term certificates of deposit and long-term unsecured debt is rated at least A (or then existing equivalent) by Standard & Poor's Ratings Group and at least A-2 (or then existing equivalent) by Moody's Investors Service, Inc. and (C) having capital and surplus in excess of $500,000,000;

          (iv) Investments in money market programs of investment companies registered as such with the SEC which, at the time of acquisition, are rated, or if such money market programs are not rated, the substantial majority of the underlying investments of such investment company are rated A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc., or provided that such money market programs invest only in investments of the types described in CLAUSES (i) through (iii) above;

          (v) Investments in repurchase agreements (A) covering investments of the type described in CLAUSE (ii) above (B) having terms of not more than 365 days, (C) with a bank, trust company or other financial institution whose long-term unsecured debt, at the time of acquisition of such investment, is rated A or better by Standard & Poor's Ratings Group, Duff & Phelps Credit Rating Co. or Fitch Investor Service, Inc., or A2 or better by Moody's Investors Service, Inc., (D) in respect to which the Investor has the right, whether by contract or pursuant to applicable law, or liquidate such agreement upon the occurrence of any default thereunder, and
     (E) in connection with which all action required by the applicable law or regulations to perfect a Lien in the Investments covered by such repurchase agreements has been taken.

          (vi) Investments in (A) Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Debt incurred or to be incurred by the Company or any Subsidiary, which obligations do not exceed the aggregate principal amount of such Debt, or (B) Interest Rate Agreements to protect the Company or any Subsidiary against fluctuations in the value of Investments in fixed-income securities which were acquired in the ordinary course of business provided in either case (1 ) the long-term senior unsecured Debt of the counterparty thereto is rated A- or better by Standard & Poor's Ratings Group or A3 or better by Moody's Investors Service, Inc. at the time the Investment is made and (2) the underlying Debt or Investment being so protected is otherwise not prohibited by this Agreement;

          (vii) Investments in existence on the Closing Date and set forth on
     SCHEDULE 10.2;

          (viii) endorsement of negotiable instruments for collection and ownership of accounts receivable acquired in the ordinary course of business;

          (ix) demand deposits in banks in the ordinary course of business (not for investment purposes);

          (x) Investments in the Company and Investments (other than Guaranties) in a Subsidiary if at the time more than fifty percent of the Equity Interest of such Subsidiary is owned, directly or indirectly, by the Company;

          (xi) Investments in any Person that concurrently with such Investment becomes a Subsidiary of which more than fifty percent of the Equity interest is owned, directly or indirectly, by the Company and provided no Default or Event of Default exists immediately before or immediately after such Investment or could reasonably be expected to result therefrom;

          (xii) Investments by the Guarantor in a Subsidiary of the Guarantor which is, and conducts no other business than being, the general partner of a Subsidiary of the Company;

          (xiii) Investments (other than Guaranties) by the Company in the Guarantor provided the amount of such Investment is concurrently contributed, either by the Guarantor or by a Subsidiary of the Guarantor, to the capital of a Subsidiary of the Company; and

          (xiv)  Permitted Construction Debt Guaranties.

     "RESTRICTED PAYMENTS" means the declaration, payment or making, directly or indirectly, of any dividend, payment or other distribution on or in respect of any Equity Interest of a Member (other than the payment of a dividend, payment or other distribution to the Company or a Subsidiary of which more than fifty percent of the Equity Interest is owned directly or indirectly by the Company) or the setting apart of any funds or property therefor, or the making of any payment on account of the purchase, redemption, retirement or other acquisition, direct or indirect, of any Equity Interest of a Member (other than any such Equity Interest owned by the Company or a Subsidiary of which more than fifty percent of the Equity Interest is owned directly or indirectly by the Company) including without limitation, the forgiveness or foreclosure by the issuer of any Debt secured by a pledge of such capital stock or any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by a Member of, on account of, or in respect of, the principal of any of the Subordinated Notes or any other Debt subordinated in right of payment to the Notes (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Debt was originally incurred) or any payment (whether in respect of principal or interest) on the Subordinated Notes or any other Debt that is subordinated in right of payment to the Notes during the continuance of any Default or after the occurrence of an Event of Default.

     "RULE 144A" means Rule 144A promulgated under the Securities Act and including any successor rule thereto, as such rule may be amended from time to time.

     "SEC" means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of such Commission in the administration of the Securities Act and/or the Exchange Act.

     "SECURITIES ACT' means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "SENIOR OFFICER" means the Chairman of the Board, the President, Chief Executive Officer, any Senior Vice President, Chief Financial Officer, Treasurer or principal accounting officer of the Company or any other individual, whether or not an officer, who performs similar functions, on behalf of the Company.

     "SPECIAL COUNSEL" means the law firm of Sullivan and Worcester or such other firm of legal counsel as the Purchasers may from time to time designate as their Special Counsel for the purposes of this Agreement or any matters related hereto:

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person and/or one or more of its Subsidiaries collectively owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a

50% interest in the profits or capital thereof is collectively owned by such Person and/or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person and/or one or more of its Subsidiaries). Unless the context otherwise clearly requires any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "SUBORDINATED NOTES" has the meaning specified in PARAGRAPH 4.13.

     "TAXES" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country, or any international taxing authority.

     TRADE PAYABLES" means amounts payable to suppliers of goods and services in the ordinary course of a Person's business.

     "TRANSACTION DOCUMENTS" means this Agreement, the Notes and the Guaranty.

     "VOTING STOCK" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of the Company all of the voting power of all classes of the Voting Stock and all of the beneficial ownership of which is owned directly or indirectly through one or more other Wholly-Owned Subsidiaries.

SCHEDULE 5.5 FINANCIAL STATEMENTS

                  FINANCIAL STATEMENTS OF MARKET HUB PARTNERS

                                     INDEX

                                                                      PAGE
                                                                     -----

Report of Independent Public Accountants..........................     F-2

Combined Balance Sheets as of December 31, 1996 and 1995..........     F-3

Combined Statements of Operations for the two years ended
  December 31, 1996 and for the period from inception
  (December 21, 1994) to December 31, 1994........................     F-4

Combined Statements of Capital for the two years ended
  December 31, 1996 and for the period from inception
  (December 21, 1994) to December 31, 1994........................     F-5

Combined Statements of Cash Flows for the two years ended
  December 31, 1996 and for the period from inception
  (December 21, 1994) to December 31, 1994........................     F-6

Notes to Combined Financial Statements............................     F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Partners of
  Market Hub Partners:

     We have audited the accompanying combined balance sheets of Market Hub Partners (see Note 1) as of December 31, 1996 and 1995, and the related combined statements of operations, capital and cash flows for the two years ended December 31, 1996 and for the period from inception (December 21, 1994) to December 31, 1994. These financial statements are the responsibility of the management of Market Hub Partners. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Market Hub Partners as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the two years ended December 31, 1996 and for the period from inception (December 21, 1994) to December 31, 1994, in conformity with generally accepted accounting principles.

                                                         ARTHUR ANDERSEN LLP

Houston, Texas
March 6, 1997

                              MARKET HUB PARTNERS
                            COMBINED BALANCE SHEETS

                                            DECEMBER 31,
                                       ----------------------
                                          1996        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
               ASSETS
Current Assets:
     Cash and cash equivalents.......  $      638  $      872
     Restricted cash.................         721       1,172
     Accounts receivable.............       3,121       1,549
     Inventory.......................       2,031       1,774
     Prepaid expenses................         270         188
                                       ----------  ----------
               Total Current
               Assets................       6,781       5,555
                                       ----------  ----------
Property and Equipment:
     Natural gas storage
     facilities......................     124,968      83,107
     Construction in progress........      26,493      16,087
     Less accumulated depreciation...      (5,525)     (1,634)
                                       ----------  ----------
                                          145,936      97,560
                                       ----------  ----------
Other Assets.........................       4,018       2,970
                                       ----------  ----------
                                       $  156,735  $  106,085
                                       ==========  ==========

       LIABILITIES AND CAPITAL
Current Liabilities:
     Current portion of long-term
     debt............................  $    4,200  $    1,350
     Accounts payable:
          Trade and other............          15       2,371
          Partners and affiliates
             (including accrued
             interest on note payable
             to TPC).................       1,818       8,989
     Note payable to TPC.............       8,800      25,021
     Deferred revenue................      --              94
     Accrued liabilities.............       2,239       2,681
                                       ----------  ----------
               Total Current
               Liabilities...........      17,072      40,506
Note payable to TPC..................      12,000      --
Long-Term Debt, net of current
  portion............................      53,492       8,464
Capital..............................      74,171      57,115
                                       ----------  ----------
                                       $  156,735  $  106,085
                                       ==========  ==========

         The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                              MARKET HUB PARTNERS
                       COMBINED STATEMENTS OF OPERATIONS

                                               YEAR ENDED
                                              DECEMBER 31,       PERIOD FROM INCEPTION
                                          --------------------    (DECEMBER 21, 1994)
                                            1996       1995      TO DECEMBER 31, 1994
                                          ---------  ---------   ---------------------
Revenues:
     Salt cavern storage................     15,670      7,528         -$-
     Pipeline storage and
       transportation...................      1,804      2,700              115
     Other revenue......................      3,043        436         --
                                          ---------  ---------          -------
     Total revenue......................     20,517     10,664              115
                                          ---------  ---------          -------
Operating Expense:
     Operations and maintenance.........      3,970      3,586               49
     Plant administrative expense.......      2,082      1,802         --
     Depreciation and amortization......      4,138      1,875               21
                                          ---------  ---------          -------
     Total costs and expenses...........     10,190      7,263               70
                                          ---------  ---------          -------
Operating Income........................     10,327      3,401               45
Other Income (Expense):
     General and administrative
       expense..........................     (2,094)    (1,717)            (703)
     Interest expense (including an
       extraordinary loss of $452,000 on
       early extinguishment of debt in
       1996)............................     (3,589)    (1,267)             (18)
     Interest income....................        172        512               14
                                          ---------  ---------          -------
Net Income (Loss).......................  $   4,816  $     929          $  (662)
                                          =========  =========          =======

         The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                              MARKET HUB PARTNERS
                         COMBINED STATEMENTS OF CAPITAL

                                       YEAR ENDED DECEMBER
                                               31,            PERIOD FROM INCEPTION
                                       --------------------    (DECEMBER 21, 1994)
                                         1996       1995       TO DECEMBER 31, 1994
                                       ---------  ---------   ----------------------
                                                      (IN THOUSANDS)
Contributions of assets by TPC.......  $  --      $    (139)         $ 24,227
Cash contributions by other
  partners...........................     12,240     19,760            13,000
Net Income (Loss)....................      4,816        929              (662)
                                       ---------  ---------   ----------------------
Net Increase in Capital..............     17,056     20,550            36,565
Balance, Beginning of Period.........     57,115     36,565         --
                                       ---------  ---------   ----------------------
Balance, End of Period...............  $  74,171  $  57,115          $ 36,565
                                       =========  =========   ======================

         The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                       COMBINED STATEMENTS OF CASH FLOWS

                                        YEAR ENDED DECEMBER
                                                31,             PERIOD FROM INCEPTION
                                       ----------------------    (DECEMBER 21, 1994)
                                          1996        1995       TO DECEMBER 31, 1994
                                       ----------  ----------   ----------------------
                                                       (IN THOUSANDS)
Cash Flows from Operating Activities:
  Net Income (Loss)..................  $    4,816  $      929          $   (662)
     Depreciation and amortization...       4,138       1,875                21
  Adjustments to reconcile net income
     to net cash flows from operating
     activities:
     Decrease (increase) in
     Restricted Cash.................         451        (146)        --
     Decrease (increase) in Accounts
     Receivable......................      (1,572)       (981)        --
     (Increase) decrease in Inventory
       and Prepaid Expenses..........        (339)     (1,799)        --
     Increase (decrease) in Trade
       Payables and Other
       Liabilities...................      (2,798)     (2,425)        --
     Increase (decrease) in payable
       to partners and affiliates....      (7,171)      8,326               655
     Other...........................          40        (135)        --
                                       ----------  ----------   ----------------------
          Net Cash Provided by (Used
             in) Operating
             Activities..............      (2,435)      5,644                14
                                       ----------  ----------   ----------------------
Cash Flows from Investing Activities:
  Capital and Other Asset
     additions.......................     (43,770)    (39,186)        --
                                       ----------  ----------   ----------------------
Cash Flows from Financing Activities:
  Capital contributions..............      12,240      19,760            13,000
  Net increase (decrease) in Note
     Payable to TPC..................      (4,221)      2,799               227
  Issuance of long-term debt (net of
     expenses of $1,593,000).........      58,407      --             --
  Repayments of long-term debt.......     (20,455)     (1,386)        --
                                       ----------  ----------   ----------------------
          Net Cash Provided by
             Financing Activities....      45,971      21,173            13,227
                                       ----------  ----------   ----------------------
  Net Increase (Decrease) in Cash and
     Cash Equivalents................        (234)    (12,369)           13,241
  Cash and Cash Equivalents at
     Beginning of Period.............         872      13,241         --
                                       ----------  ----------   ----------------------
  Cash and Cash Equivalents at End of
     Period..........................  $      638  $      872          $ 13,241
                                       ==========  ==========   ======================
Supplemental Disclosure:
  Cash paid during the period for
     interest, net of amounts
     capitalized.....................  $    4,549  $    1,068         -$-

         The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                              MARKET HUB PARTNERS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1)  ORGANIZATION AND CONTROL

     The accompanying financial statements of Market Hub Partners ("MHP") is a combined presentation of the balance sheets and statements of operations and cash flows of Market Hub Partners, Inc. ("MHI"), a Delaware corporation, and Market Hub Partners, L.P. ("MHL"), a Delaware limited partnership, each formed on December 21, 1994. MHP was formed to own, construct and operate underground caverns capable of storing natural gas and related facilities capable of injecting and withdrawing stored gas at high rates of delivery. TPC Corporation ("TPC"), a Delaware corporation, formed MHP with subsidiaries of NIPSCO Industries, Inc. New Jersey Resources Corporation, DPL Inc., and Public Service Enterprise Group, Incorporated. Subsidiaries of TPC and these four companies, on a pro rata basis, own the stock of MHI, the 1% general partner of MHL, and are the limited partners of MHL.

     TPC contributed its interest in five market center projects (in varying stages of operation or development) to MHP through a series of mergers between the TPC subsidiaries, through which it previously conducted its gas storage business, and subsidiaries of MHP. The interests contributed by TPC include its market center facilities, market center locations, development plans, permits, leases and signed storage service contracts, as well as associated long-term debt and other liabilities, relating to its five market center projects as of March 31, 1994 (herein referred to as the "Effective Date"). See Note 5 -- LONG-TERM DEBT AND NOTE PAYABLE TO TPC for a description of advances made by TPC after the Effective Date. TPC's four partners committed to contribute $45,000,000 to MHP over a period extending from 1994 to 1996, all of which was contributed by July 1996. TPC's interest in net income is approximately 61% at commencement of MHP operations and will increase to approximately 70% at such time as two of the initial partners with reversionary interests receive distributions from MHP equal to 150% of their cumulative capital contributions.

     MHP owns and operates natural gas market centers located in Texas and Louisiana and it is anticipated that MHP will construct, own and operate up to three such additional natural gas market centers. The services that MHP markets or anticipates marketing include "unbundled" high deliverability storage services, cash market trading, real time title tracking and other hub services. The customers for these "unbundled" services include natural gas producers, marketers, pipelines, local distribution companies and end users. MPH's revenue, profitability and future rate of growth are substantially dependent upon the supply and demand for natural gas, the pace of natural gas industry deregulation at both the federal and state levels, and the current and future positions regarding expiration of customer contractual commitments for both firm transportation and storage services. Such factors are largely beyond MHP's control.

     MHP has a small administrative staff located in Leesburg, Virginia, near Washington, D.C., which is responsible for managing the business affairs of MHP. Through June 30, 1996, many of the day-to-day operating activities at each of the market centers and storage locations were performed under contract by employees of TPC and its affiliates and were governed by various service agreements covering project development management services, field operating services, storage sales services, gas title information and administration services, financing support services, business services and technology access services. Effective July 1, 1996, MHP established another office in Houston, Texas, and the TPC employees who were previously involved in providing project development services, construction management services, storage sales services and gas title information and administrative services to MHP became employees of MHP. Accordingly, the contracts between TPC and MHP relating to those services were canceled. The remaining service contracts between TPC and MHP for accounting, financial, field operating and technology access services were not affected.

     Under the terms of the Agreement of Limited Partnership, certain decisions require the approval of TPC and at least two other partners. Such matters principally focus on decisions involving financing, acquisitions or divestitures and approval of operating budgets.

                              MARKET HUB PARTNERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRESENTATION AND PRINCIPLES OF COMBINATION -- The accompanying financial statements include the combined accounts of MHI and MHL and their respective subsidiaries. MHPs interests in various gas storage joint ventures have been proportionately consolidated. Material intercompany balances and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents consist of demand deposits and highly liquid investments purchased with an original maturity of three months or less.

     CONCENTRATION OF CREDIT RISK -- Financial instruments that potentially subject MHP to concentration of credit risk consist primarily of temporary cash investments and trade receivables derived principally from uncollateralized sales to customers in the pipeline and natural gas utility industries. The concentration of credit risk in these industries affects MHP's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions.

     INVENTORIES -- Inventories of natural gas are carried at the lower of weighted average cost or market value.

     PROPERTY AND EQUIPMENT -- Property and equipment contributed to MHP was contributed at the historical cost basis net of related accumulated depreciation at the date of contribution. Depreciation of storage facilities and equipment (whether contributed or subsequently acquired) is provided using the straight-line method over estimated useful lives of the assets ranging from fifteen to thirty years. Other property is depreciated on the straight-line method over applicable estimated useful lives. Additions, renewals, and betterments that materially add to productive capacity or extend the life of an asset are capitalized Expenditures for routine maintenance, repairs, and renewal costs are expensed as incurred. Interest is capitalized during the construction period of major facilities and amounted to $1,868,100 and $1,966,300 in the years ended December 31, 1996 and 1995, respectively. In 1996, MHP adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Since adoption, SFAS No. 121 has had no impact on MHP's financial statements.

     INCOME TAXES -- MHI has various wholly-owned incorporated subsidiaries and interests in related limited partnerships. Because no stockholder owns more than 80% of MHI, the corporation files a separate federal income tax return and as such is responsible for its own income tax liabilities. The tax liabilities of MHI are immaterial. MHL is a limited partnership, and the applicable tax liability or benefit is the responsibility of the individual general or limited partners.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates with regard to these financial statements relate primarily to the depreciable lives of property and equipment.

(3)  DESCRIPTION OF MARKET CENTER PROJECTS

     MOSS BLUFF FACILITY. This facility, which is located near Houston, Texas, began operations in 1990, prior to TPC's formation of MHP. Through July 3, 1996, Moss Bluff Gas Storage Systems ("MBGSS"), was the partnership that owned the facility, with MHP having a 50%. partnership interest in MBGSS. On July 3, 1996, MHP acquired the 50% partnership interest in MBGSS owned by CMS Energy Corporation ("CMS") for a net cash payment of approximately $26.6 million and the transfer by MHP to CMS of MHP's 50% interest in a market hub project in Michigan (see MIDWEST AREA below). Financing for this transaction was provided through the issuance of $60 million of senior secured notes by MHP in a private

                              MARKET HUB PARTNERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) placement (see Note 5). MBGSS was effectively dissolved upon MHP's acquisition of CMS's partnership interest.

     The Moss Bluff Facility has three storage caverns that provide approximately 7.8 Bcf of working storage capacity and a maximum 200 million cubic feet per day ("MMcf/d") and 900 MMcf/d of injection and withdrawal capacities, respectively." During 1994, an estimated 0.6 Bcf of storage capacity was added to the second cavern at the Moss Bluff Facility by using technology developed by TPC for leaching natural gas storage caverns while in operation. The third cavern with a working storage capacity of 2.25 Bcf was placed in service on September 18, 1995. Total construction expenditures related to this cavern were approximately $13.4 million.

     EGAN FACILITY. The Eagan Facility is located in Acadia Parish, Louisiana. Construction began in 1994, following the signing of long term service contracts with two major local distribution companies in the Midwest as well as TPC. Initial service of 3.6 Bcf of working storage capacity (current capacity is 4.7
Bcf) with 185 MMcf/d of injection capacity and 750 MMcf/d of withdrawal capacity began September 1, 1995, while construction continued on a new pipeline interconnection. Total construction expenditures for the initial cavern, the pipeline interconnection and the facility infrastructure were $60.7 million. In 1996, MHP began construction of a second cavern at Egan with an initial planned working storage capacity of 2.0 Bcf. Cumulative construction expenditures of $3.9 million were incurred on this cavern through December 31, 1996.

     COPIAH COUNTY PROJECT. This project includes the planned development of salt caverns at a storage site located in Copiah County, Mississippi. The project was originally owned 75% by MHP and 25% by a third party, however, in the first quarter of 1996, TPC purchased the third party's interest in the project at the partner's cost. It is expected that the general partnership owning the project site will ultimately be dissolved and that MHP and TPC will each receive a proportionate share of the project site acreage in order to enable them to pursue separate (but possibly related) projects in the respective areas of natural gas storage and compressed air energy storage. A total of $2.7 million (net to MHP) had been incurred in development related expenditures through December 31, 1996.

     TIOGA PROJECT. The Tioga project is a market area project located in Tioga County, Pennsylvania, near the New York border. MHP has received bids from potential customers for natural gas storage, services at the facility which is expected to initially have 2.5 Bcf of storage capacity. The first phase of the facility is targeted to begin operations in 1999. A total of $19.7 million has been incurred in development expenditures through December 31, 1996.

     MIDWEST AREA. In the Midwest area, TPC and CMS originally proposed to develop the Grands Lacs Project in southeastern Michigan, with each company owing a 50% interest in the project. Service in a third party facility began under an interim contract in the second quarter of 1995. On July 3, 1996, MHP conveyed the interest in the Grands Lacs Project to CMS in conjunction with the acquisition by MHP of the 50% interest in the Moss Bluff Facility held by CMS. MHP is presently exploring other potential sites for a midwestern area market hub.

(4)  OTHER ASSETS

     Other assets consist primarily of formation cost of MHP and deferred financing fees related to a private placement financing transaction completed in July 1996 (see Note 5). The formation costs include legal, accounting and other services and are being amoritized over a period of five years. The deferred financing fees related to the private placement transaction include legal, placement agency and other services and are being amortized over the life of the underlying loan.

                              MARKET HUB PARTNERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5)  LONG-TERM DEBT AND NOTE PAYABLE TO TPC

     MOSS BLUFF FINANCING. MHP, through its half interest in MBGSS, was party to a project financing agreement with a bank for an original amount of $25,000,000 of debt through July 3, 1996 (see NOTE PAYABLE TO TPC below). Borrowings under the agreement provided for construction financing of the first two salt caverns and related surface facilities. The outstanding loan balance at the time of payoff on July 3, 1996, including assumption for the 50% attributable to CMS' former interest, was $16,695,000 (a $452,000 loss was incurred on the early extinguishment of the debt). The loan bore interest, at the option of MHP and its partner, at the prime rate plus 1% or a Eurodollar index rate plus 1.65% ("Interest Index Margin"). Prior to June 30, 1996, terms of the loan required MBGSS to deposit to accounts controlled by the lender certain amounts from operating cash flow to equal certain future principal and interest payments.

     NOTE PAYABLE TO TPC. Under the terms of the Agreement of Limited Partnership, MHP has assumed an obligation to TPC for advances made by TPC to the gas storage projects after the effective date of the formation in order to fund construction activities. Additional advances were made to MHP by TPC to fund construction and development activities during 1995 and the first quarter of 1996 such that cumulative advances at that date totaled $31,020,000 Interest on the outstanding balance was accrued through December 1996 at the prime rate stated by Wells Fargo Bank, which was a weighted average of 8.25% and 8.83% for the years ended December 31, 1996 and 1995; a total of $2,037,700 and $2,261,300 of interest was accrued on the advances during the years ended December 31, 1996 and 1995, and the unpaid portions of such amounts are included as a current payable to TPC in the accompanying combined balance sheet.

     SENIOR SECURED NOTES On July 3, 1996, two of MHP's subsidiaries completed the issuance of $60 million of senior secured notes in a private placement transaction. The senior secured notes bear interest at a rate of 8.10% per annum and are due in varying amounts through December 31, 2006. Proceeds of the private placement were used by MHP to acquire the remaining 50% interest in the Moss Bluff Facility owned by a third party, to retire an outstanding bank loan on the Moss Bluff Facility, to repay a portion of the promissory note owed by MHP to TPC, and to pay the costs of the financing transaction. The portion of the promissory note repaid by MHP to TPC with proceeds of the private placement amounted to approximately $14,100,000. The remaining $16,900,000 balance of the promissory note payable by MHP to TPC, which was originally due in December 1996, was extended through March 31, 1997 at annual interest rate of 12%; an additional $3,900,000 was also loaned by TPC to MHP on the same terms in December 1996. Repayment of approximately $8,800,000 of the promissory note is expected to be made from the proceeds of a new MHP private placement debt financing that is anticipated to close on or around March 31, 1997 (commitments from the lenders have been obtained for this financing). Accordingly, such portion of the promissory note has been classified as a current payable and the balance, which is expected to be refinanced on a long-term basis, has been classified as a non-current payable at December 31, 1996.

                              MARKET HUB PARTNERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The MHP subsidiaries which issued the senior secured notes are required to maintain a specified balance in a cash reserve account at a trustee bank and to meet certain debt service coverage ratios on a combined basis. At December 31, 1996, the subsidiaries were in compliance with such coverage ratios. Maturities of the senior secured notes for the five fiscal years following December 31, 1996 are as follows:

                                            AMOUNT
                                        --------------
                                        (IN THOUSANDS)
1997.................................      $  4,200
1998.................................         4,449
1999.................................         4,667
2000.................................         3,437
2001.................................         3,331
Thereafter...........................        37,608
                                        --------------
     Total minimum payments
     required........................      $ 57,692
                                        ==============

(6)  FINANCIAL INSTRUMENTS AND OFF BALANCE SHEET RISK

     The following table presents the carrying amount and estimated fair value of MHP's financial instruments at December 31, 1996 and 1995.

                                          DECEMBER 31, 1996       DECEMBER 31, 1995
                                        ---------------------   ---------------------
                                        CARRYING      FAIR      CARRYING      FAIR
                                         AMOUNT       VALUE      AMOUNT       VALUE
                                        ---------   ---------   ---------   ---------
Assets:
     Cash and cash equivalents.......    $    638   $     638    $    872   $     872
     Interest rate cap agreements....      --          --             111          36
Liabilities:
     Long-term debt..................      57,692      57,692       9,814       9,814
     Note payable to TPC.............      20,800      20,800      25,021      25,021

     The following methods and assumptions were used to estimate the fair value of the financial instruments summarized in the above table. The carrying value of restricted cash, trade receivables and trade payables included in the accompanying balance sheet approximated fair value at December 31, 1996 and 1995.

     CASH AND CASH EQUIVALENTS -- The carrying amounts of cash and cash equivalents approximated fair value due to their short-term nature.

     INTEREST RATE CAP AGREEMENT -- The fair value of interest rate caps at December 31, 1995 represented the amount at which they could be settled, based on quotes from dealers. The risk of nonperformance by the counterparties to the interest rate cap agreements was not considered significant. In conjunction with the private placement financing transaction and repayment of the MBGSS project finance loan (see Note 5), MHP sold the interest rate caps to TPC at fair value in September 1996. A loss of $112,000 was recorded on this transaction and was included in the $452,000 loss on the early extinguishment of the MGBSS project finance loan.

     DEBT AND NOTE PAYABLE TO TPC -- The fair value of long-term debt is estimated using discounted cash flow analysis, based on the borrowing rate currently available to MHP for loans with similar terms and maturities.

                              MARKET HUB PARTNERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7)  RELATED PARTY TRANSACTIONS

     For the period from the Effective Date of the formation of MHP (March 31, 1994) to December 21, 1994, TPC incurred certain internal costs related to the development and construction of the individual market center projects. these costs totaled $641,000 and were charged to MHP as a general and administrative expenses in the accompanying combined statements of operations.

     Subsequent to the formation of MHP, TPC has received natural gas storage services from MHP, and in turn, provides certain administrative, financial and other services to MHP. Storage fees paid by TPC to MHP are at contractual rates which are comparable to those rates reflected in MHP's third party storage contracts and amounted to $3,177,000 and $1,888,000 in the years ended December 31, 1996 and 1995, respectively. Charges for services provided by TPC to MHP are based substantially upon contracts approved by TPC and MHP and are meant to approximate the market rate for such services. Contracts covering a substantial portion of such services were canceled by mutual agreement between TPC and MHP effective July 1, 1996 and the TPC employees who were previously involved in providing these services to MHP became employees of MHP at that date. The aggregate charges for contractual services provided by TPC to MHP in the years ended December 31, 1996 and 1995 were as follows:

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Services provided by lPC which were
  continued subsequent to
  July 1, 1996.......................     S1,641  $   4,292
Services provided by TPC which were
  discontinued on July 1, 1996.......        774      1.158
                                       ---------  ---------
                                       $   2.415  $   5.450
                                       =========  =========

(8)  COMMITMENTS

     MHP leases its main office space m Leesburg, Virginia from a third party. In addition, since July 1, 1996, MHP has occupied office space in Houston, Texas, leased by a TPC subsidiary from a third party; MHP has reimbursed the TPC subsidiary for this space at the subsidiary's cost, however, the subsidiary remains primarily liable on the lease with the third party. MHPs total office lease expense for the years ended December 31, 1996 and 1995 were S62,000 and $38,000, respectively. Future minimum rental payments required to be made by MHP under the Leesburg, Virginia, office lease are as follows:

                                            AMOUNT
                                        ---------------
                                        (IN THOUSANDS)
1997.................................        $  40
1998.................................           42
1999.................................           44
2000.................................            4
2001.................................          -0-
Thereafter...........................          -0-
                                        ---------------
Total minimum payments required......        $ 130
                                        ===============

  SCHEDULE 5.8 -- LITIGATION: OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS

     NE Hub Partners, L.P. is currently in proceedings before the Federal Energy Regulatory Commission to secure the appropriate order to begin construction of the Tioga facility in Pennsylvania. Although the Company believes it will ultimately receive such order, should the FERC not grant such order, the ultimate operation of the project as a natural gas storage facility would be indefinitely delayed and possibly

                              MARKET HUB PARTNERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) foregone. Consequently, the recoverability of current costs expended to date at NE Hub Partners, L.P. for Tioga could be at risk.

  SCHEDULE 5.10 -- TITLE TO PROPERTIES

c) The use by the Company and its Members of certain technology and other information owned, licensed or contracted for use from third parties by TPC Corporation relating to the design, construction and operation of underground gas storage in salt structures is currently being provided pursuant to a Technology Access Agreement between TPC Corporation ("TPC") and Market Hub Partners, L.P. ("MHP").

     Such agreement provides, a month other things, that for specific cash consideration, TPC will license technology to MHP for use by MHP at a specific Member's storage facility on a cavern by cavern basis. Subsidiaries of the Company are provided access to such technology at the direction of the Company.

  SCHEDULE 5.14 -- EXISTING INDEBTEDNESS: FUTURE LIENS.

a) $35,000,000 Senior Notes due December 31, 2001 issued pursuant to that Note Purchase Agreement between MHP and the purchasers listed therein.

b) all remaining outstanding debt under those $60,000,000 Senior Secured Notes due December 31, 2006 issued pursuant to the Note Purchase Agreements dated as of July 3, 1996 among Moss Bluff Hub Partners, L.P., Egan Hub Partners, L.P. the note purchasers named therein and Texas Commerce Bank National Association, as Collateral Agent.

c) $12,000,000 Subordinated Notes due March 31, 2002 issued contemporaneously with the debt listed in (a) above to the limited partners of MHP.

  SCHEDULE 5.17 -- ENVIRONMENTAL MATTERS

          None

  SCHEDULE 9.2 -- INSURANCE

                                                        SCHEDULE A -- PURCHASERS

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                          $2,000,000 SENIOR NOTE NO. 1
                          $2,750,000 SENIOR NOTE NO. 2

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     The First National Bank of Boston
     ABA No. 011000390
     100 Federal Street
     Boston, Massachusetts 02110
     Account of:  John Hancock Mutual Life Insurance Company
               Private Placement Collection Account
     Account Number:  541-55417
     On order of:  Market Hub Partners, L.P.
                PPN. 57057 # AA 6

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and the maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or trustee) from which wire transfer was sent, shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention:  Securities Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered of mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention:  Securities Accounting Division T-10

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts 02117
     Attention:  Bond & Corporate Finance Department, T-57
     Fax No.:  (617) 572-5068

5. The Notes above shall be registered in the name of John Hancock Mutual Life Insurance Company.

6.  Tax I.D. No. 04-1414660.

                                                        SCHEDULE A -- PURCHASERS

                           SIGNATURE 1A (CAYMAN) LTD
                          $4,000,000 SENIOR NOTE NO. 3

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     Bankers Trust Company
     ABA #021-001-033
     Acct. #99-911-145
     For further credit to: Bankers Trust Company, as Indenture Trustee for
          Signature 1A (Cayman), Ltd., Account #98016

     The following required text shall be on all wires:

     Market Hub Partners, L.P.
     Private Placements No. 57057 # AA 6
     Account #98016-Signature 1A (Cayman), Ltd.
     Principal:
     -----------------------------------------
     Interest:
     -----------------------------------------
     Pay Date:
     -----------------------------------------

2.  All other communications shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company, Portfolio Advisor
     200 Clarendon Street
     Boston, MA 02117
     Attention:  George H. Braun, Bond and Corporate Finance Dept., T-57

3.  The Note above shall be registered in the name of BARNETT & CO.

4.  Tax I.D. No. (04-1414660).

                                                        SCHEDULE A -- PURCHASERS

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                          $1,331,750 SENIOR NOTE NO. 4
                           $110,250 SENIOR NOTE NO.5
                          $1,950,375 SENIOR NOTE NO. 6
                           $572,250 SENIOR NOTE NO. 7
                          $1,331,750 SENIOR NOTE NO. 8

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer for credit, not later than 12 noon, Boston time, to:

     Chase NYC/CTR/
     BNF=CIGNA Private Placements/AC=9009001802
     ABA # 021000021

OBI=Market Hub Partners, L.P. 10.09% Senior Note due 2001, PPN: 57057#AA6 and identify application (as among principal, premium and interest of the payment being made), contact name and phone

2.  All notices related to payments shall be mailed or delivered to:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Securities Processing - S-309
     900 Cottage Grove Road
     Hartford, CT 06152-2309

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities -- S-307
     Operations Group
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax: 860-726-7203

     with a copy to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P. O. Box 1508
     Bowling Green Station
     New York, NY 10081
     Attention: CIGNA Private Placements
     Fax: 212-552-3107/1005

3.  All other communications shall be delivered or mailed to:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities Division -- S-307
     James G. Schelling/Debra J. Height
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax No.: 860-726-7203

4.  The Notes shall be registered in the name of CIG & Co.

5.  Tax I.D. No. 13-3574027

                                                        SCHEDULE A -- PURCHASERS

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                  (on behalf of one or more separate accounts)
                           $650,125 SENIOR NOTE NO. 9
                         $2,156,875 SENIOR NOTE NO. 10

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer for credit, not later than 12 noon, Boston time, to:

     Chase NYC/CTR/
     BNF = CIGNA Private Placements/AC = 9009001802
     ABA #021000021
     OBI = Market Hub Partners, L.P. 10.09% Senior Notes due 2001, PPN: 57057 # AA 6 and identify application (as among principal, premium and interest of the payment being made), contact name and phone

2.  All notices related to payments shall be mailed or delivered to:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Securities Processing -- S-309
     900 Cottage Grove Road
     Hartford, CT 06152-2309

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities -- S-307
     Operations Group
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax: 860-726-7203

     with a copy to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P. O. Box 1508
     Bowling Green Station
     New York, NY 10081
     Attention: CIGNA Private Placements
     Fax: 212-552-3107/1005

3.  All other communications shall be delivered or mailed to:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities Division -- S-307
     James G. Schelling/Debra J. Height
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax No.: 860-726-7203

4.  The Notes above shall be registered in the name of CIG & Co.

5.  Tax I.D. No. 13-3574027.

                                                        SCHEDULE A -- PURCHASERS

                    LIFE INSURANCE COMPANY OF NORTH AMERICA
                          $646,625 SENIOR NOTE NO. 11

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer for credit, not later than 12 noon, Boston time, to:

     Chase NYC/CTR/
     BNF = CIGNA Pirvate Placements/AC = 9009001802
     ABA #021000021
     OBI = Market Hub Partners, L.P. 10.09% Senior Notes due 2001, PPN: 57057 # AA 6 and identify application (as among principal, premium and interest of the payment being made), contact name and phone

2.  All notices related to payments shall be mailed or delivered to:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Securities Processing -- S-309
     900 Cottage Grove Road
     Hartford, CT 06152-2309

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities -- S-307
     Operations Group
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax: 860-726-7203

     with a copy to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P. O. Box 1508
     Bowling Green Station
     New York, NY 10081
     Attention: CIGNA Private Placements
     Fax: 212-552-3107/1005

3.  All other communications shall be delivered or mailed to:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities Division -- S-307
     James G. Schelling/Debra J. Height
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax No.: 860-726-7203

4.  The Notes above shall be registered in the name of CIG & Co.

5.  Tax I.D. No. 13-3574027.

                                                        SCHEDULE A -- PURCHASERS

                        THE TRAVELERS INSURANCE COMPANY
                         $8,750,000 SENIOR NOTE NO. 12

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer, with sufficient information to identify the source and application of funds, for credit, not later than 12 noon, Boston time, to:

     The Travelers Insurance Company -- Consolidated Private Placement Account No. 910-2-587434
     The Chase Manhattan Bank, N.A.
     One Chase Manhattan Plaza
     New York, New York 10081
     ABA No. 021000021

2.  All communications regarding payments should be directed to:

     The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut 06183-2030
     Attention: Securities Department -- Cashier
     Facsimile: 860-277-2299

3.  All other communications should be directed to:

     The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut 06183-2030
     Attention: Securities Department -- Private Placements
     Facsimile: 860-954-5243

4.  The Note above shall be registered in the name of TRAL & Co.

5.  Tax I.D. No. 06-0566090

                                                        SCHEDULE A -- PURCHASERS

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                         $3,000,000 SENIOR NOTE NO. 13

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer (identifying each payment as Market Hub Partners, L.P. 10.09% Senior Notes due 2001 and identifying interest and principal), not later than 12 noon, Boston time, to:

     Citibank, N.A.
     111 Wall Street
     New York, New York 10043
     ABA N. 021000089
     For MassMutual Long Term Pool
     Account No.: 4067-3488
     Re: Market Hub Partners, L.P. 10.09% Senior Notes due 2001, principal and interest split

2. Contemporaneous with the above wire transfer, telephone advice of such payment shall be made to:

     Securities Custody and Collection
     Department of Massachusetts Mutual Life
     Insurance Company at 413-744-3878

3.  All communications with respect to payments shall be delivered or mailed to:

     Massachusetts Mutal Life Insurance Company
     1295 State Street
     Springfield, MA 01111
     Attention: Securities Custody and Collection Department F-381

4.  All other communications shall be delivered or mailed to:

     Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, MA 01111
     Attention: Securities Investment Division

5. The Note above shall be registered in the name of Massachusetts Mutual Life Insurance Company

6.  Tax I.D. No. 04-1590850.

                                                        SCHEDULE A -- PURCHASERS

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                         $1,500,000 SENIOR NOTE NO. 14

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer (identifying each payment as Market Hub Partners, L.P. 10.09% Senior Notes due 2001 and identifying interest and principal), not later than 12 noon, Boston time, to:

    Chase Manhattan Bank, N.A.
    4 Chase MetroTech Center
    New York, NY 10081
    ABA No. 021000021
    For MassMutual Pension Management
    Account No. 910-2594018
    Re: Market Hub Partners, L.P. 10.09% Senior Notes due 2001, principal and interest split

2. Contemporaneous with the above wire transfer, telephone advice of such payments shall be made to:

    Securities Custody and Collection
    Department of Massachusetts Mutual Life
    Insurance Company at 413-744-3878

3.  All communications with respect to payments shall be delivered or mailed to:

    Massachusetts Mutual Life Insurance Company
    1295 State Street
    Springfield, MA 01111
    Attention:  Securities Custody and Collection Department F 381

4.  All other communications shall be delivered or mailed to:

    Massachusetts Mutual Life Insurance Company
    1295 State Street
    Springfield, MA 01111
    Attention:  Securities Investment Division

5. The Note above shall be registered in the name of Massachusetts Mutual Life Insurance Company.

6.  Tax I.D. No. 04-1590850.

                                                        SCHEDULE A -- PURCHASERS

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                         $1,000,000 SENIOR NOTE NO. 15

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer (identifying each payment as Market Hub Partners, L.P. 10.09% Senior Notes due 2001 and identifying interest and principal), not later than 12 noon, Boston time, to:

    Chase Manhattan Bank, N.A.
    4 Chase MetroTech Center
    New York, NY 10081
    ABA No. 021000021
    For MassMutual IFM Non-Traditional
    Account No. 910-2509073
    Re: Market Hub Partners, L.P. 10.09% Senior Notes due 2001, principal and interest split

2. Contemporaneous with the above wire transfer, telephone advice of such payments shall be made to:

    Securities Custody and Collection
    Department of Massachusetts Mutual Life
    Insurance Company at 413-744-3878

3.  All communications with respect to payments shall be delivered or mailed to:

    Massachusetts Mutual Life Insurance Company
    1295 State Street
    Springfield, MA 01111
    Attention:  Securities Custody and Collection Department F 381

4.  All other communications shall be delivered or mailed to:

    Massachusetts Mutual Life Insurance Company
    1295 State Street
    Springfield, MA 01111
    Attention:  Securities Investment Division

5. The Note above shall be registered in the name of Massachusetts Mutual Life Insurance Company.

6.  Tax I.D. No. 04-1590850.

                                                        SCHEDULE A -- PURCHASERS

                           CM LIFE INSURANCE COMPANY
                          $750,000 SENIOR NOTE NO. 16

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer (identifying each payment as Market Hub Partners, L.P. 10.09% Senior Notes due 2001 and identifying interest and principal), not later than 12 noon, Boston time, to:

     Citibank, N.A.
     111 Wall Street
     New York, New York 10043
     ABA No. 021000089
     For Segment 43 -- Universal Life
     Account No.: 4068-6561
     Re: Market Hub Partners, L.P. 10.09% Senior Notes due 2001, principal and interest split

2. Contemporaneous with the above wire transfer, telephone advice of such payment shall be made to:

     Securities Custody and Collection
     Department of Massachusetts Mutual Life
     Insurance Company at 413-744-3878

3.  All communications with respect to payments shall be delivered or mailed to:

     CM Life Insurance Company
     c/o Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, MA 01111
     Attention: Securities Custody and Collection Department F 381

4.  All other communications shall be delivered or mailed to:

     CM Life Insurance Company
     c/o Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, MA 01111
     Attention: Securities Investment Division

5.  The Note above shall be registered in the name of CM Life Insurance Company

6.  Tax I.D. No. 06-1041383.

                                                        SCHEDULE A -- PURCHASERS

                  MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED
                         $2,500,000 SENIOR NOTE NO. 17

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by federal funds bank wire transfer (identifying each payment as Market Hub Partners, L.P. 10.09% Senior Notes due 2001 and identifying interest and principal), not later than 12 noon, Boston time, to:

     Gerlach & Co.
     c/o Citibank, N.A.
     ABA No. 021000089
     Concentration Account 36112805
     Account No.: 4067-3488
     Re: Market Hub Partners, L.P. 10.09% Senior Notes due 2001, PPN: 57057 # AA 6.

2. Contemporaneous with the above wire transfer, telephone advice of such payment shall be made to:

     Securities Custody and Collection
     Department of Massachusetts Mutual Life
     Insurance Company at 413-744-3878

3.  All communications shall be delivered or mailed to:

     MASSMUTUAL CORPORATE VALUE
       PARTNERS LIMITED
     c/o BANK OF AMERICA TRUST AND BANKING
       CORPORATION (CAYMAN) LIMITED
     P.O. Box 1092
     George Town
     Grand Cayman
     Cayman Islands, B.W.I.
     Attention: Michael Carney

4. The Note purchased by the above shall be registered in the name of Gerlach & Co.
5.  Tax I.D. No. _________________ .

                                                                      SCHEDULE 3

MHP's wiring instructions for closing are:

     Market Hub Partners, L.P.
     Account No. 4159767474
     Wells Fargo Bank (Texas), National Association
     ABA No. 121000248

                                                      SCHEDULE 5.3 -- DISCLOSURE

1. Updated financial projections have been provided to reflect the following changes to the projections supplied in the Memorandum:

     a) the increase in the size of the offering from $25,000,000 to $35,000,000;

     b) the setting of the interest rate on the notes at 10.09% per annum;

     c) the elimination of all operating lease payments as Moss Bluff and Egan;

     d) the increase in the amount of Subordinated Partner Notes to $12,000,000; and

all other changes specified in the list of assumptions provided to the Purchasers, as compared to the assumptions set forth in the Memorandum.

SCHEDULE 5.4 -- ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES: AFFILIATES

  (A) NAME OF SUBSIDIARY OF COMPANY      ORGANIZED IN    % OWNERSHIP
-------------------------------------   --------------   -----------
Moss Bluff Hub Partners, L.P.           Delaware               99%
NE Hub Partners, L.P.                   Delaware               99%
Egan Hub Partners, L.P.                 Delaware               99%
Grands Lacs Hub Partners, L.P.          Delaware               99%
Mistex Hub Partners, L.P.               Delaware               99%
     Copiah County Storage Company      Texas                  75%
     MS-1 Distribution and Storage
      Company                           Mississippi           100%

(ii)  List of Company Affiliates

                NAME                    VOTING % OWNERSHIP OF COMPANY
-------------------------------------   -----------------------------
TPC Gas Storage Services, L.P.          66%
Miami Valley Market Hub, Inc.           11.66%
NIPSCO Energy Services, Inc.            11.66%
Egan Hub Partners, Inc.                 Common Control with Company
Grands Lacs Hub Partners, Inc.          Common Control with Company
Market Hub Partners, Inc.               Common Control with Company
Mistex Hub Partners, Inc.               Common Control with Company
Moss Bluff Hub Partners, Inc.           Common Control with Company
NE Hub Partners, Inc.                   Common Control with Company

(iii)  Directors and Executive Officers of Market Hub Partners, Inc.

Directors:           NAME                               AFFILIATION
              ------------------              -------------------------------
              Larry W. Bickle                 TPC Corporation
              John A. Strom                   TPC Corporation
              J. Chris Jones                  TPC Corporation
              Thomas M. Jenkins               DPL, Inc.
              Jeffrey W. Yundt                NIPSCO Industries, Inc.
              Jay Corn                        New Jersey Resources Corp.
              Eileen A. Moran                 Public Service Resources Corp.

Officers:            NAME                                  TITLE
              ------------------              -------------------------------
              Donald B. Russell               President
              David W. Hooker                 Vice President, Operations
              Jack Gatewood                   Vice President
              J. Chris Jones                  Vice President
              Robert D. Kincaid               Treasurer
              M. Scott Jones                  Secretary

b)  None

c) that certain note Purchase Agreement dated July 3, 1996 between Moss Bluff Hub Partners, L.P./Egan Hub Partners, L.P. and the purchasers named therein.

MARKET HUB PARTNERS, L.P., et  *For Information Purpose Only,                   VICTORIA WEBB
  al                           ALL coverage is subject to
INSURANCE SUMMARY              actual policy terms, conditions                   April 9, 1997
                               and limitations.
     COVERAGE DESCRIPTION      LIMITS                                              DEDUCTIBLE
BOILER & MACHINERY             $50,000,000 per Accident             $50,000 Damage to Covered
                                                                                     Property
The Traveler's Indemnity Co. - $100,000 expediting expenses        240 Hrs. - Business income
  Rated BEST's - A/XV
Term: 11/1/96 - 11/1/97        $ Included Business Income       Combined w/BI - Extra Expense
                               $ Included Extra Expense              Combined w/PD - Spoilage
                               $10,000 Spoilage                    24 Hrs-Off Premise Service
                                                                                 Interruption
                               $1,000,000 Off Premises Service           Combined w/PD-Ammonia
                               Interruption                                     Contamination
                               $100,000 Ammonia Contamination
                               $100,000 Water Damage &
                               Hazardous Substances
                               $1,000,000 Ordinance or Law
                               $5,000,000 Error in Description
                               $10,000 "Media", Brands and
                               Labels
                               $10,000,000 Newly Acquired
                               Locations
BUSINESS AUTOMOBILE            $1,000,000 Ea. Accident                                   None
                               Liability
Illinois National Insurance Co. $2,500 PIP
  - Rated BEST's A++/XV
Term: 9/23/96 - /11/1/97       $1,000,000 Ea. Accident-
                               Uninsured/Under-insured Motor.
                               NO Physical Damage Coverage
COMMERCIAL GENERAL LIABILITY   "Bodily Injury"/"Property                           $10,000
                               Damage" Combined
Lexington Insurance Co. - Rated $1,000,000 Each Occurrence
  BEST's - A++/XV
Term: 11/1/96 - 11/1/97        $1,000,000 Prod./Comp. Ops.
                               Aggregate
                               $2,000,000 All Other Aggregate
COMMERCIAL CRIME               $3,000,000 Per Occurrence               $25,000 per occurrence
National Union Fire Ins. Co. Pa
  - Rated BEST's - A++/XV
Term: 07/28/96 - 07/28/97
DIRECTORS AND OFFICERS         $10,000,000 Each                    $-0- Each Director/Officer
                               Claim/Aggregate
Continental Casualty Co./CNA -
  Rated BEST's - A/XV
Term: 07/28/96 - 07/28/97      (Corp. entity coverage for                  $250,000 Corporate
                               security claims)                                 Reimbursement
ELECTRONIC EQUIPMENT PROTECTION $1,703,028 Hardware              $5,000 per occurrence, Theft
American Mfg. Mutual Ins. Co. - $443,437 Software/Media                    $1,000 per occur.,
  Rated BEST's A/XIV                                                 Fire/Lightning/Vandalism
Term: 11/1/96 - 11/1/97        $25,000 Limit for equipment in
                               transit or temp. location
                               $26,400 Miscellaneous Equipment
                               $950,000 Business
                               Interrp./Extra Expense
MARKET HUB PARTNERS, L.P., et  *For Information Purpose Only,                   VICTORIA WEBB
  al                           ALL coverage is subject to
INSURANCE SUMMARY              actual policy terms, conditions                   April 9, 1997
                               and limitations.
     COVERAGE DESCRIPTION      LIMITS                                              DEDUCTIBLE
ENERGY PACKAGE                       Offshore Property:
100% London Markets - Not      $8,456,000 Platforms/Flow Com-     $100,000 Platform - any one
  BEST's rated                 puters/Scada Equipment                              occurrence
Term: 11/1/96 - 11/1/98        $166,344,000 P/L(s), incl.         $50,000 Pipelines - any one
                               onshore link (1st loss limit of                      occurrence
                               $7)
                                      Onshore Property:           $100,000 any one occurrence
                               $100,393,100 Oil Lease Equip.,
                               Gas Plant, etc.
                               $1,950,000 Buildings & Contents
                               $28,000,000 Caverns
                               $1,000,000 Onshore Pipeline
                               (1st loss limit)
                               $3,200,000 Egan compressor
                               12/96 (prorated 11 mo's.)
                                      Control of Well:         $25,000 OEE, AOO-ea. sub-sect.
                                                                                  separately.
                               28,000 1/4 Existing wells             $50,000 all, more than 1
                                                                          sub-sect. involved.
                               21,500 1/4 Wells to be drilled
                                     Excess Liabilities:           000,000 ea accident in the
                                                                        aggregate as applies.
                               $15,000,000 excess of                s XS of sched. underlying
                               $35,000,000 (AEGIS)                      insur. or $50,000 SIR
                                Gas and/or Liquids In Storage      $100,000 AOO, except 5% of
                                       and/or In Line:                      value as respects
                               $6,478,726 Pad Gas                Mysterious Disappearance.
                               $24,506,680 Working Gas
                               Loss of Earnings/Extra Exp.     0,000 Excess per occurrence or
                               (Business Interrupt):                          10 days waiting
                               $10,745,000 Offshore              d onshore, 20 days offshore,
                                                                           whichever greater.
                               $12,425,000 Onshore
                               $3,500,000 Extra Expense
                                 Construction/Builders Risk:                              TBA
                               Tioga Storage Facility (NE Hub
                               Partners, L.P.)
                               $7,000,000 Egan Cavern II
                               $58,000 Egan Leaching
                               Plant/Equipment
EXCESS LIABILITY               $35,000,000 Per Occurrence         (Deductible not applicable)
Associated Electric/Gas Svcs. - $35,000,000 Aggregate
  Not BEST's rated (Pool)
Term: 11/1/96 - 11/1/97
FIDUCIARY LIABILITY            $5,000,000 Single/Aggregate                            $25,000
National Union Fire Ins. Co. Pa
  - Rated BEST's - A++/XV
Term: 7/28/96 - 7/28/97
NON-OWNED AIRCRAFT             $5,000,000 each occurrence, BI                               0
                               and PD
United States Aircraft Ins.    $3,000 each person, medical
  Group - Rated BEST's - A/XI  coverage
Term: 11/1/96 - 11/1/97
WORKERS' COMP. EMPL. LIABILITY $1,000,000 BI by Accident, each                             N/A
                               accident
American Home Assurance - Rated $1,000,000 BI by Disease,
  BEST's A++/XV                policy limit
Term: 11/1/96 - 11/1/97        $1,000,000 BI by Disease, each
                               employee

SCHEDULE 9.7 - USE OF PROCEEDS

Repayment of Note Payable to TPC Corporation:

Principal                              $   21,900,000.00
Accrued interest through April 11,
  1997                                      1,334,899.43
Less: New borrowings from Partners        (12,000,000.00)
Net repayment to TPC Corporation           11,234,899.43

Estimated equity contributions to
  Moss Bluff Hub Partners, L.P.:       $       3,600,000
Estimated equity contributions to
  Egan Hub Partners, L.P.:             $      14,222,000
Estimated equity contributions to NE
  Hub Partners, L.P.:                          2,293,100
Estimated equity contributions to
  Grands Lacs Hub Partners, L.P.                 800,000
Estimated Closing Fees -- Dillon,
  Read & Co. Inc., Baker & Botts LLP,
  Sullivan & Worcester LLP                       850,000
Working Capital                             2,000,000.57

SCHEDULE 10.2 - RESTRICTED INVESTMENTS

None

SCHEDULE 10.3 - LIENS

None

SCHEDULE 10.7 - TRANSACTIONS WITH AFFILIATES

None